                                            REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

THE WILLIAMS COMPANIES, INC.                          DELAWARE                              75-0569878
     WILLIAMS CAPITAL I                               DELAWARE                          APPLICATION PENDING
     WILLIAMS CAPITAL II                              DELAWARE                          APPLICATION PENDING
(Exact name of Registrant as              (State or other jurisdiction of                (I.R.S. Employer
                                                                                          Identification
  Specified in its Charter)                incorporation or organization)                    Numbers)

                             ---------------------
                              ONE WILLIAMS CENTER
                             TULSA, OKLAHOMA 74172
                                 (918) 588-2000

         (Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)

                             ---------------------
                           WILLIAM G. VON GLAHN, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          THE WILLIAMS COMPANIES, INC.
                              ONE WILLIAMS CENTER
                             TULSA, OKLAHOMA 74172
                                 (918) 588-2000

      (Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)
                                    COPY TO:

                             KEITH L. KEARNEY, ESQ.
                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 450-4000

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of the registration statement, as determined by market conditions.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. []
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ------------------
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ------------------
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. []

                             ---------------------
                        CALCULATION OF REGISTRATION FEE

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      TITLE OF EACH CLASS OF SECURITIES          PROPOSED MAXIMUM AGGREGATE              AMOUNT OF
               TO BE REGISTERED                   OFFERING PRICE(1)(2)(3)             REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
Common Stock $1 par value; Preferred Stock
  Purchase Rights; Preferred Stock, $1 par
  value; Debt Securities; Warrants to Purchase
  Common Stock; Warrants to Purchase Debt
  Securities; and Junior Subordinated Debt
  Securities of The Williams Companies, Inc.
  for issuance to Williams Capital I and
  Williams Capital II.........................
--------------------------------------------------------------------------------------------------------------
Preferred Securities of Williams Capital I and
  Williams Capital II severally ("Preferred
  Securities")................................           $30,000,000                       $9,191
--------------------------------------------------------------------------------------------------------------
Guarantees of Preferred Securities of Williams
  Capital I and Williams Capital II by The
  Williams Companies, Inc.....................
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

                                                        (Continued on Next Page)

(Continued From Cover Page)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) and exclusive of accrued interest and dividends, if any. Also excludes an aggregate of $300,000,000 of unsold securities included in Registration Statement No. 33-49835 for which a registration fee was paid on July 27, 1993 and an aggregate of $100,000,000 of unsold securities included in Registration Statement No. 33-47061 for which a registration fee was paid on April 10, 1992 each of which are covered by the Prospectuses included in this Registration Statement pursuant to Rule
     429. As a result, up to an aggregate of $430,000,000 of any of the securities referred to above may be sold pursuant to this Registration Statement.
(2) The Williams Companies, Inc. is also registering under this Registration Statement all other obligations that it may have with respect to Preferred Securities issued by Williams Capital I or Williams Capital II. No separate consideration will be received for any Guarantee or any other such obligations.
(3) Includes the rights of holders of the Preferred Securities of Williams Capital under the Trust Preferred Securities Guarantee and back-up undertakings, consisting of obligations by The Williams Companies, Inc. to provide Williams Capital I and Williams Capital II in respect of, and pay and be responsible for certain expenses, costs, liabilities, and debts of, as applicable, Williams Capital I, Williams Capital II and such other obligations of The Williams Companies, Inc. set forth in the Amended and Restated Declaration of Trust and the Junior Subordinated Debt Trust Securities Indenture, in each case as further described in the Registration Statement. No separate consideration will be received for any Guarantees or any back-up undertakings.

                             ---------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

     Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectuses included in this Registration Statement also relate to certain unsold securities registered under Registration Statements Nos. 33-47061 and 33-49835.

                                EXPLANATORY NOTE

     This Registration Statement contains two forms of prospectuses to be used in connection with offerings of the following securities:

          (1) Common Stock, Preferred Stock, Debt Securities, Warrants to Purchase Common Stock and Debt Securities of The Williams Companies, Inc.

          (2) Preferred Securities of Williams Capital I and Williams Capital II, severally, Junior Subordinated Debt Securities of The Williams Companies, Inc. and Guarantees by The Williams Companies, Inc. of Preferred Securities issued by Williams Capital I and Williams Capital II.

     Each offering of securities made under this Registration Statement will be made pursuant to one of these Prospectuses, with the specific terms of the securities offered thereby set forth in an accompanying Prospectus Supplement.

                SUBJECT TO COMPLETION, DATED             , 1997

                             PROSPECTUS SUPPLEMENT
                    (TO PROSPECTUS DATED             , 1997)

                                  TRUST PREFERRED SECURITIES

                               WILLIAMS CAPITAL I
                             % TRUST PREFERRED SECURITIES
             (LIQUIDATION AMOUNT $25 PER TRUST PREFERRED SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                          THE WILLIAMS COMPANIES, INC.

                               ------------------

     The      % Trust Preferred Securities (the "Preferred Securities") offered hereby represent preferred undivided beneficial interests in the assets of Williams Capital I, a statutory business trust formed under the laws of the State of Delaware ("Williams Capital" or the "Trust"). The Williams Companies, Inc., a Delaware corporation (the "Company"), will directly or indirectly own all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of Williams Capital. Williams Capital exists for the sole purpose of issuing the Preferred Securities and Common Securities and
investing the proceeds thereof in an equivalent amount of      % Junior
Subordinated Deferrable Interest Debentures due             , 203  (the "Junior
Subordinated Debt Securities") of the Company.

                                                        (continued on next page)

     SEE "RISK FACTORS" BEGINNING ON PAGE S-8 FOR A DISCUSSION OF FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.

     The Company intends to apply for listing of the Preferred Securities on the New York Stock Exchange, Inc. (the "New York Stock Exchange"). Trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. See "Underwriting."

                               ------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
       RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 INITIAL PUBLIC          UNDERWRITING       PROCEEDS TO WILLIAMS
                                OFFERING PRICE(1)       COMMISSIONS(2)          CAPITAL(3)(4)
                              ---------------------  ---------------------  ---------------------
Per Preferred Security......            $                     (3)                     $
Total.......................            $                     (3)                     $

---------------

(1) Plus accrued distributions, if any, from             , 1997.
(2) For information regarding indemnification of the Underwriters, see "Underwriting."
(3) Because the proceeds of the sale of the Preferred Securities will be invested in the Junior Subordinated Debt Securities, the Company has agreed to pay to the Underwriters, as compensation for their arranging the
     investment therein of such proceeds, $       per Preferred Security
     ($          in the aggregate). See "Underwriting."
(4) Expenses of the offering, which are payable by the Company, are estimated to
     be $          .

                               ------------------

     The Preferred Securities offered hereby are being offered by the several Underwriters named herein, subject to prior sale, when, as and if accepted by them and subject to certain conditions. It is expected that delivery of the Preferred Securities will be made only in book-entry form through the facilities
of The Depository Trust Company, on or about             , 1997.

                               ------------------

            , 1997

(continued from cover page)

     Upon the occurrence of an event of a default under the Declaration (as defined herein), the holders of Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise.

     Holders of the Preferred Securities are entitled to receive cumulative cash
distributions at an annual rate of      % of the liquidation amount of $25 per
Preferred Security, accruing from, and including,                and payable
quarterly in arrears on March 31, June 30, September 30 and December 31 of each
year, commencing                ("distributions"). The payment of distributions
out of monies held by Williams Capital and payments on liquidation of Williams Capital or the redemption of Preferred Securities out of monies held by Williams Capital, as set forth below, are guaranteed by the Company (the "Guarantee") to the extent described under "Description of Guarantee." The Guarantee covers payments of distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment of interest or principal or other payments on the Junior Subordinated Debt Securities held by Williams Capital as its sole asset. The Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debt Securities, the Indenture (as defined herein) pursuant to which the Junior Subordinated Debt Securities are issued and its obligations under the Declaration, including its liabilities to pay costs, expenses, debts and liabilities of Williams Capital (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts due on the Preferred Securities. The obligations of the Company under the Guarantee rank subordinate and junior in right of payment to all Senior Indebtedness (as defined herein) of the Company and pari passu with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company. The obligations of the Company under the Junior Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company and rank pari passu with the 9.60% Quarterly Income Capital Securities of the Company.

     The distribution rate and the distribution payment date and other payment dates for the Preferred Securities will correspond to the interest rate and interest payment dates and other payment dates on the Junior Subordinated Debt Securities, which will be the sole assets of Williams Capital. As a result, if principal or interest is not paid on the Junior Subordinated Debt Securities by the Company, no amounts will be paid on the Preferred Securities because Williams Capital will not have sufficient funds to make distributions on the Preferred Securities. In such event, the Guarantee will not apply to such distributions until Williams Capital has sufficient funds available therefor.

     The Company has the right to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period on the Junior Subordinated Debt Securities at any time for up to 20 consecutive quarters (each, an "Extension Period"), provided, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. If interest payments are so deferred, distributions on the Preferred Securities will also be deferred. During any Extension Period, distributions on the Preferred Securities will continue to accrue with interest thereon (to the
extent permitted by applicable law) at an annual rate of      % per annum
compounded quarterly. Additionally, during any Extension Period, holders of Preferred Securities will be required to include deferred interest income in the form of original issue discount ("OID") in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. See "Description of the Junior Subordinated Debt Securities -- Option to Extend Interest Payment Period," "Risk Factors Relating to the Preferred Securities -- Option to Extend Interest Payment Period" and "United States Federal Income Taxation -- Interest Income and Original Issue Discount."

     The Junior Subordinated Debt Securities are redeemable by the Company, in
whole or in part, from time to time, on or after             , 200 or at any
time, in whole or in part, in certain circumstances upon the occurrence of a Tax Event (as defined herein). If the Company redeems Junior Subordinated Debt Securities, Williams Capital must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities so redeemed at $25 per Trust Security plus accrued and unpaid distributions thereon (the "Redemption Price") to the date fixed for redemption. See

(continued from cover page)

"Description of the Preferred Securities -- Mandatory Redemption of Trust Securities." The Preferred Securities will be redeemed upon maturity of the Junior Subordinated Debt Securities. The Junior Subordinated Debt Securities
mature on             , 203 . In addition, upon the occurrence of a Special
Event arising from a change in law or a change in legal interpretation regarding tax or investment company matters, unless the Junior Subordinated Debt Securities are redeemed in the limited circumstances described herein, Williams Capital shall be dissolved, with the result that the Junior Subordinated Debt Securities will be distributed to the holders of the Trust Securities, on a pro rata basis, in lieu of any cash distribution. See "Description of the Preferred Securities -- Special Event Redemption or Distribution." In certain circumstances, the Company will have the right to redeem the Junior Subordinated
Debt Securities prior to             , 200 , which would result in the
redemption by Williams Capital of Trust Securities in the same amount on a pro rata basis. If the Junior Subordinated Debt Securities are distributed to the holders of the Preferred Securities, the Company will use its best efforts to have the Junior Subordinated Debt Securities listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed. See "Description of the Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Junior Subordinated Debt Securities."

     In the event of the involuntary or voluntary dissolution, winding up or termination of Williams Capital, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $25 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, the Junior Subordinated Debt Securities are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution."
                             ---------------------

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                    SUMMARY

     The following information is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus.

                                  THE COMPANY

     The Company, through subsidiaries, is engaged in the transportation and sale of natural gas and related activities, natural gas gathering, processing and production activities, the transportation of petroleum products, natural gas trading, natural gas liquids marketing and provides a variety of other products and services to the energy industry. The Company also is engaged in the telecommunications business. The Company's subsidiaries own and operate: (i) five interstate natural gas pipeline systems; (ii) a common carrier crude and petroleum products pipeline system; and (iii) natural gas gathering and processing facilities and production properties. The Company also trades natural gas and markets natural gas liquids. The Company's telecommunications subsidiaries offer data, voice and video-related products and services and customer premises equipment nationwide. The Company also has investments in the equity of certain other companies.

     Substantially all operations of the Company are conducted through subsidiaries. The Company performs management, legal, financial, tax, consultative, administrative and other services for its subsidiaries. The Company's principal sources of cash are from dividends and advances from its subsidiaries, investments, payments by subsidiaries for services rendered by its staff and interest payments from subsidiaries on cash advances. The amount of dividends available to the Company from subsidiaries largely depends upon each subsidiary's earnings and operating capital requirements. The terms of certain subsidiaries' borrowing arrangements limit the transfer of funds to the Company.

     The Company was incorporated under the laws of the State of Nevada in 1949 and was reincorporated under the laws of the State of Delaware in 1987. The principal executive offices of the Company are located at One Williams Center, Tulsa, Oklahoma 74172 (telephone (918) 588-2000).

                                WILLIAMS CAPITAL

     Williams Capital is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of January 31, 1997, executed by the Company, as sponsor (the "Sponsor"), and the trustees of Williams Capital (as described below) and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on January 31, 1997. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. See "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." The Company will directly or indirectly acquire Common Securities in
an aggregate liquidation amount equal to      % or more of the total capital of
Williams Capital. Williams Capital exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Junior Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto.

     Williams Capital's business and affairs are conducted by its trustees, each appointed by the Company as holder of the Common Securities. Pursuant to the Declaration, the number of trustees of Williams Capital will be four: The Chase Manhattan Bank, a New York banking association that is unaffiliated with the Company, as the institutional trustee (the "Institutional Trustee"), Chase Manhattan Bank Delaware, a banking association with its principal place of business in the State of Delaware, as the Delaware trustee (the "Delaware Trustee"), and two individual trustees (the "Regular Trustees" and, together with the Institutional Trustee and the Delaware Trustee, the "Williams Trustees") will be persons who are employees or officers of, or who are affiliated with the Company. Initially, the Regular Trustees will be Jack D. McCarthy and James

G. Ivey, each of whom is an officer of the Company. The Institutional Trustee will act as the sole indenture trustee under the Declaration for purposes of compliance with the Trust Indenture Act until removed or replaced by the holder of the Common Securities. The Chase Manhattan Bank will also act as indenture trustee (the "Guarantee Trustee") under the Guarantee. See "Description of Guarantee" and "Description of Junior Subordinated Debt Securities."

     The Institutional Trustee will hold title to the Junior Subordinated Debt Securities for the benefit of the holders of the Trust Securities and, in its capacity as the holder, the Institutional Trustee will have the power to exercise all rights, powers and privileges under the indenture pursuant to which the Junior Subordinated Debt Securities are issued. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Debt Securities for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities. The Company, as the direct or indirect holder of all the Common Securities, will have the right, subject to certain restrictions contained in the Declaration, to appoint, remove or replace any Williams Trustee and to increase or decrease the number of Williams Trustees. The Company will pay all fees and expenses related to Williams Capital and the offering of the Trust Securities. See "Description of the Junior Subordinated Debt Securities -- Miscellaneous."

     The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act (the "Trust Act") and the Trust Indenture Act. See "Description of the Preferred Securities."

                         PREFERRED SECURITIES OFFERING

General....................  The Preferred Securities represent undivided beneficial interests in Williams Capital's assets, which will consist solely of the Junior Subordinated Debt Securities. The Junior Subordinated Debt Securities, in which the proceeds of the Preferred Securities offered hereby will be
                             invested, mature on             , 203  , unless the
                             Junior Subordinated Debt Securities are redeemed by the Company prior to such maturity as described under "Description of the Preferred
                             Securities -- Mandatory Redemption of Trust
                             Securities" and "Description of the Preferred Securities -- Special Event Redemption or Distribution."

Distributions..............  The distributions payable on each Preferred
                             Security will be fixed at a rate per annum of
                                  % of the stated liquidation amount of $25 per
                             Preferred Security, will be cumulative, will accrue
                             from             , 1997, the date of issuance of
                             the Preferred Securities, and will be payable quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year,
                             commencing             , 1997. See "Description of
                             the Preferred Securities -- Distributions."

Option to Extend Interest
  Payment Period...........  The Company has the right, at any time, to defer payments of interest on the Junior Subordinated Debt Securities for a period not exceeding 20 consecutive quarters; provided, that no Extension Period may extend beyond the maturity date of the Junior Subordinated Debt Securities. As a consequence of the Company's extension of the interest payment period, quarterly distributions on the Preferred Securities would be deferred (though such distributions would continue to accrue with interest thereon compounded quarterly, since interest would continue to accrue on the Junior Subordinated Debt Securities) during any such extended interest payment period. In the event that the Company exercises its right to extend an interest payment period, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto, and (b) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank pari passu with or junior to the Junior Subordinated Debt Securities. The foregoing, however, will not apply (i) to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid or (ii) in certain other limited events. Prior to the termination of any Extension Period, the Company may further extend such Extension Period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the foregoing requirements. See "Description of the Junior Subordinated Debt Securities--Interest Income and Option to Extend Interest Payment Period." Should an Extension Period occur, Preferred Security holders will continue to accrue income for United States federal income tax purposes (in the form of original issue discount) in respect of their pro rata share of the Junior Subordinated Debt Securities held by Williams Capital. As a result, such holders will be required to include such interest in gross income for United States federal income tax purposes in advance of the receipt of cash, and such holders will not receive the cash from Williams Capital related to such income if such holders dispose of Preferred Securities prior to the record date for payment of distributions. See "United States Federal Income Taxation -- Interest Income and Original Issue Discount."

Mandatory Redemption.......  Upon the repayment of the Junior Subordinated Debt
                             Securities, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment will be applied by the Institutional Trustee to redeem a like amount of Trust Securities, upon the terms and conditions described herein. See "Description of the Preferred Securities -- Mandatory Redemption of Trust Securities."

Optional Redemption........  The Company has the right to redeem the Junior
                             Subordinated Debt Securities (a) on or after
                                         , 200  , in whole at any time or in
                             part from time to time, subject to the conditions described in "Description of the Junior Subordinated Debt Securities -- Optional Redemption" or (b) at any time, in whole or in part, in certain circumstances upon the occurrence of a Tax Event (as defined herein) as described under "Description of the Preferred
                             Securities -- Special Event Redemption or
                             Distribution," in each case at a redemption price equal to 100% of the principal amount of Junior Subordinated Debt Securities being redeemed, together with any accrued but unpaid interest, to but not including the redemption date. See "Description of the Junior Subordinated Debt Securities -- Optional Redemption." If the Company redeems any Junior Subordinated Debt Securities, the proceeds from such redemption will be applied by the Institutional Trustee to redeem a like amount of Trust Securities.

Special Event
Distribution...............  Subject to certain conditions and except in limited circumstances, if at any time a Special Event (as defined herein) shall occur and be continuing, Williams Capital shall be dissolved with the result that Junior Subordinated Debt Securities with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest thereon equal to accrued and unpaid distributions on, the Trust Securities outstanding at such time, would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in Williams Capital on a pro rata basis within 90 days following the occurrence of such Special Event. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

Voting Rights..............  Generally, the holders of the Preferred Securities will not have any voting rights. See "Description of the Preferred Securities -- Voting Rights." Subject to certain conditions, including that the Institutional Trustee obtain the opinion of counsel described under "Description of the Preferred Securities -- Voting Rights" prior to taking certain actions, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration including the right to direct the Institutional Trustee, as holder of the Junior Subordinated Debt Securities, to (i) exercise the remedies available under the Indenture with respect to the Junior Subordinated Debt Securities, (ii) waive any past Indenture Event of Default that is waivable under the Indenture (as defined herein),
                             (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debt Securities where such consent shall be required; provided, however, that where a consent or action under the Indenture would require the consent or act of a Super Majority (as defined herein) of holders of the Junior Subordinated Debt Securities affected thereby, only the holders of at least such Super Majority in aggregate liquidation amount of the Preferred Securities may direct the Institutional Trustee to give such consent or take such action. See "Description of the Preferred Securities -- Voting Rights."

Use of Proceeds............  The proceeds from the sale of the Preferred
                             Securities offered hereby will be used by Williams Capital to purchase the Junior Subordinated Debt Securities issued by the Company. The Company expects to use such proceeds for general corporate purposes. See "Use of Proceeds."

Listing....................  The Company intends to apply for listing of the
                             Preferred Securities on the New York Stock
                             Exchange. Trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Preferred Securities.

                                  RISK FACTORS

     Prospective investors should consider carefully, in addition to the other information contained in this Prospectus Supplement and the accompanying Prospectus, the matters set forth under the caption "Risk Factors" in this Prospectus Supplement before purchasing the Preferred Securities offered hereby.

                                  RISK FACTORS

     Prospective investors should consider carefully, in addition to the other information contained in this Prospectus Supplement and the accompanying Prospectus, the following risk factors before purchasing the Preferred Securities offered hereby.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

     The obligations of the Company under the Junior Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company and rank pari passu with the Company's 9.60% Quarterly Income Capital Securities. No payment of principal (including redemption payments, if any), premium, if any, or interest on the Junior Subordinated Debt Securities may be made if (i) any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist, or (ii) the maturity of any Senior Indebtedness of the Company has been accelerated because of a default. The Company's obligations under the Guarantee rank subordinate and junior in right of payment to all Senior Indebtedness of the Company and pari passu with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company. There are no terms in the Preferred Securities, the Junior Subordinated Debt Securities or the Guarantee that limit the Company's ability to incur additional indebtedness, including indebtedness that ranks senior to the Junior Subordinated Debt Securities and the Guarantee. See "Description of Guarantee -- Status of the Guarantee" and "Description of the Junior Subordinated Debt Securities -- Subordination."

RIGHTS UNDER THE GUARANTEE

     The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as indenture trustee under the Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities.

     The Guarantee guarantees to the holders of the Preferred Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent Williams Capital has funds available therefor, (ii) the Redemption Price with respect to Preferred Securities called for redemption by Williams Capital, to the extent Williams Capital has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of Williams Capital (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Preferred Securities or a redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of the payment and (b) the amount of assets of Williams Capital remaining available for distribution to holders of the Preferred Securities in liquidation of Williams Capital. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against Williams Capital, the Guarantee Trustee or any other person or entity. A holder of Preferred Securities may also directly institute a legal proceeding against the Company to enforce such holder's right to receive payment under the Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against Williams Capital or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Junior Subordinated Debt Securities, Williams Capital would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, a holder of the Preferred Securities would rely on the enforcement (1) by the Institutional Trustee of its rights as registered holder of the Junior Subordinated Debt Securities against the Company pursuant to the terms of the Junior Subordinated Debt Securities or (2) by such holder of Preferred

Securities of its right against the Company to enforce payments on the Junior Subordinated Debt Securities. See "Description of Guarantees" and "Description of Junior Subordinated Debt Securities" in the accompanying Prospectus. The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture (as defined herein).

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Junior Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Junior Subordinated Debt Securities without first (i) directing the Institutional Trustee to enforce the terms of the Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. Consequently, the Company will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from Williams Capital. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     The Company has the right under the Indenture to defer payments of interest on the Junior Subordinated
Debt Securities by extending the interest payment period from time to time on the Junior Subordinated Debt Securities for an Extension Period not exceeding 20 consecutive quarterly interest periods during which no interest shall be due and payable, provided, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. As a consequence of such an extension, quarterly distributions on the Preferred Securities would be deferred (but despite such deferral would continue to accrue with interest thereon compounded quarterly) by Williams Capital during any such extended interest payment period. In the event that the Company exercises this right to defer interest payments, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, or
(iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), and (b) the

Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank pari passu with or junior to such Junior Subordinated Debt Securities. The foregoing, however, will not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any Extension Period, the Company may further extend such Extension Period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarterly interest periods; provided, further, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. See "Description of the Preferred Securities--Distributions" and "Description of the Junior Subordinated Debt Securities--Option to Extend Interest Payment Period."

     The junior subordinated debt securities issued from time to time in connection with the issuance of trust preferred securities by a Trust will contain the same restrictive covenants described in the preceding paragraph. The effect of such restrictive covenants will be to limit the rights of holders of Preferred Securities to receive payments with respect thereto if there has been a deferral of interest under any such junior subordinated debt securities.

     Should the Company exercise its right to defer any payment of interest on the Junior Subordinated Debt Securities by extending the interest payment period, under recently issued Treasury regulations, each holder of Preferred Securities will accrue income in the form of OID in respect of the deferred but unpaid interest allocable to its Preferred Securities. As a result, during any Extension Period, each such holder of Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from Williams Capital related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. See "United States Federal Income Taxation -- Interest Income and Original Issue Discount." In such event, to the extent the selling price is less than the holder's adjusted tax basis, such holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. The Company believes that the likelihood of it exercising its right to defer payments of interest is remote. However, should the Company exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Junior Subordinated Debt Securities) may be more volatile than other similar securities where the issuer does not have such rights to defer interest payments.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     Upon the occurrence of a Special Event (as defined herein), Williams Capital will be dissolved, except in the limited circumstance described below, with the result that the Junior Subordinated Debt Securities will be distributed to the holders of the Trust Securities in connection with the liquidation of Williams Capital. In certain circumstances in connection with a Tax Event, the Company has the right to redeem the Junior Subordinated Debt Securities, in whole or in part, in lieu of a distribution of the Junior Subordinated Debt Securities to holders of Trust Securities by Williams Capital, in which event Williams Capital will redeem the Trust Securities on a pro rata basis to the same extent as the Junior Subordinated Debt Securities are redeemed by the Company. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

     Under current United States federal income tax law and assuming, as expected, that Williams Capital is treated as a grantor trust, a distribution of Junior Subordinated Debt Securities upon the dissolution of Williams Capital would not be a taxable event to holders of the Preferred Securities. Upon the occurrence of a Tax Event, however, a dissolution of Williams Capital in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation -- Distribution of

Junior Subordinated Debt Securities to Holders of Preferred Securities and -- Disposition of Preferred Securities."

     There can be no assurance as to the market prices for the Preferred Securities or the Junior Subordinated Debt Securities that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of Williams Capital were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debt Securities that a holder of Preferred Securities may receive on dissolution and liquidation of Williams Capital, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Junior Subordinated Debt Securities upon the occurrence of a Special Event, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debt Securities and should carefully review all the information regarding the Junior Subordinated Debt Securities contained herein and in the accompanying Prospectus. See "Description of the Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Junior Subordinated Debt
Securities -- General."

PROPOSED TAX LEGISLATION

     On March 19, 1996, as a part of President Clinton's Fiscal 1997 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") that, among other things, would (i) treat as equity for United States federal income tax purposes certain debt instruments with a maximum term of more than 20 years and (ii) disallow interest deductions on debt instruments with a maturity of more than 40 years. The Proposed Legislation was proposed to be effective for debt instruments issued on or after December 7, 1995.

     On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." The proposals were not adopted in the recently concluded session of Congress. There can be no assurance, however, that final legislation similar to the Bill or future legislative proposals, future regulations or official administrative pronouncements or future judicial decisions will not affect the ability of the Company to deduct interest on the Junior Subordinated Debt Securities. Such a change could give rise to a Tax Event, which may permit the Company to cause a redemption of the Preferred Securities. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

LIMITED VOTING RIGHTS

     Holders of Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Williams Trustees, which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Preferred Securities -- Voting Rights."

TRADING PRICE

     Should the Company exercise its option to defer any payment of interest on the Junior Subordinated Debt Securities, the Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debt Securities. In the event of such a deferral, a holder of Preferred Securities who disposes of its Preferred Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the Junior Subordinated Debt Securities to the date of disposition, and to add such amount to its adjusted tax basis in its pro rata share of the underlying Junior Subordinated Debt Securities deemed disposed of. To the extent the selling price is less than such holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), such holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Federal Income Taxation -- Interest Income and Original Issue Discount" and "-- Sales of Preferred Securities."

                                USE OF PROCEEDS

     All of the net proceeds from the sale of the Preferred Securities offered hereby will be invested by Williams Capital in Junior Subordinated Debt Securities of the Company. The Company will use the proceeds from the sale of the Junior Subordinated Debt Securities to Williams Capital for general corporate purposes.

                RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS

                                                  NINE MONTHS ENDED       YEAR ENDED DECEMBER 31,
                                                    SEPTEMBER 30,     --------------------------------
                                                        1996          1995   1994   1993   1992   1991
                                                  -----------------   ----   ----   ----   ----   ----
Ratio of earnings to combined fixed charges and
  preferred stock dividend requirements.........         2.22         2.06   2.15   2.30   1.59   1.43

     For the purpose of this ratio (i) earnings consist of income from continuing operations before fixed charges and incomes taxes for the Company, its majority-owned subsidiaries and its proportionate share of 50 percent-owned companies, less undistributed earnings of less than 50 percent-owned companies; and (ii) fixed charges consist of interest and debt expense on all indebtedness (without reduction for interest capitalized), that portion of rental payments on operating leases estimated to represent an interest factor, plus the pretax effect of preferred stock dividends of the Company and its subsidiaries.

                              ACCOUNTING TREATMENT

     The financial statements of Williams Capital will be included in the Company's consolidated financial statements with the Preferred Securities shown as "Williams Capital-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts holding solely Junior Subordinated Debt Securities."

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company at September 30, 1996, and as adjusted to give effect to the issuance of the Preferred Securities.

                                                                           AT SEPTEMBER 30, 1996
                                                                         -------------------------
                                                                         OUTSTANDING   AS ADJUSTED
                                                                         -----------   -----------
                                                                               (IN MILLIONS)
Notes Payable..........................................................    $   300       $   300
Long-term debt due within one year.....................................         54            54
                                                                            ------        ------
Long-term debt.........................................................        354           354
                                                                            ------        ------
                                                                             4,137         4,137
Williams Capital-Obligated Mandatorily Redeemable Preferred Securities
  of Subsidiary Trusts holding solely Junior Subordinated Debt
  Securities(1)........................................................
Stockholders' equity
  Preferred stock......................................................        161           161
  Common stock.........................................................        107           107
  Capital in excess of par value.......................................      1,092         1,092
  Retained earnings....................................................      2,057         2,057
  Unamortized deferred compensation....................................         (2)           (2)
                                                                            ------        ------
                                                                             3,415         3,415
  Less treasury stock..................................................        (71)          (71)
                                                                            ------        ------
  Total stockholders' equity...........................................      3,344         3,344
                                                                            ------        ------
Total capitalization...................................................    $ 7,481       $
                                                                            ======        ======

---------------

(1) The sole asset of each trust will be junior subordinated deferrable interest debentures of the Company. The sole asset of Williams Capital will be
     $          aggregate principal amount of      % junior subordinated
     deferrable interest debentures of the Company due             , 203 .

                    DESCRIPTION OF THE PREFERRED SECURITIES

     The Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, The Chase Manhattan Bank, will act as indenture trustee under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. This description supplements the description of the general terms and provisions of the Preferred Securities set forth in the accompanying Prospectus under the caption "Description of Preferred Securities." The following summary of the material terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration (a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part), the Trust Act and the Trust Indenture Act.

GENERAL

     The Declaration authorizes the Regular Trustees to issue on behalf of Williams Capital the Trust Securities, which represent undivided beneficial interests in the assets of Williams Capital. All of the Common Securities will be owned, directly or indirectly, by the Company. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Declaration does not permit the issuance by Williams Capital of any securities other than the Trust Securities or the incurrence of any indebtedness by Williams Capital. Pursuant to the Declaration, the Institutional Trustee will hold title to the Junior Subordinated Debt Securities purchased by Williams Capital for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by Williams Capital, and payments upon redemption of the Preferred Securities or liquidation of Williams Capital out of money held by Williams Capital, are guaranteed by the Company to the extent described under "Description of Guarantee." The Guarantee will be held by The Chase Manhattan Bank, the Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Guarantee does not cover payment of distributions when Williams Capital does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Preferred Securities is to (i) vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities or (ii) if the failure of Williams Capital to pay distributions is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities, institute a proceeding directly against the Company for enforcement of payment to such holder of the principal or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debt Securities. See "-- Voting Rights."

DISTRIBUTIONS

     Distributions on the Preferred Securities will be fixed at a rate per annum
of      % of the stated liquidation amount of $25 per Preferred Security.
Distributions in arrears beyond the first date such distributions are payable (or would be payable, if not for any Extension Period or default by the Company on the Junior Subordinated Debt Securities) will bear interest thereon at the
rate per annum of      % thereof compounded quarterly. The term "distribution"
as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Distributions on the Preferred Securities will be cumulative, will accrue
from and including           , and will be payable quarterly in arrears on March
31, June 30, September 30 and December 31 of each year, commencing           .
When, as and if available for payment, distributions will be made by the Institutional Trustee, except as otherwise described below.

     The distribution rate and the distribution payment dates and other payment dates for the Preferred Securities will correspond to the interest rate and interest payment dates and other payment dates on the Junior Subordinated Debt Securities.

     The Company has the right under the Indenture to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period from time to time on the Junior Subordinated Debt Securities for an Extension Period not exceeding 20 consecutive quarterly interest periods during which no interest shall be due and payable, provided, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. As a consequence of the Company's extension of the interest payment period, quarterly distributions on the Preferred Securities would be deferred (though such distributions would continue to accrue with interest thereon compounded quarterly, since interest would continue to accrue on the Junior Subordinated Debt Securities) during any such extended interest payment period. In the event that the Company exercises its right to extend the interest payment period, then
(a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), and (b) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank pari passu with or junior to the Junior Subordinated Debt Securities. The foregoing, however, will not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any Extension Period, the Company may further extend such Extension Period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarterly interest periods; provided further, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. See "Description of the Junior Subordinated Debt Securities -- Interest" and
"-- Option to Extend Interest Payment Period." The Regular Trustees shall give the holders of the Preferred Securities notice of any Extension Period upon their receipt of notice thereof from the Company. See "Description of the Junior Subordinated Debt Securities -- Option To Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Preferred Securities as they appear on the books and records of Williams Capital on the record date next following the termination of such deferral period.

     Distributions on the Preferred Securities will be made on the dates payable to the extent that Williams Capital has funds available for the payment of such distributions in the Property Account. Williams Capital's funds available for distribution to the holders of the Preferred Securities will be limited to payments received from the Company on the Junior Subordinated Debt Securities. See "Description of the Junior Subordinated Debt Securities." The payment of distributions out of monies held by Williams Capital is guaranteed by the Company to the extent set forth under "Description of Guarantee."

     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of Williams Capital at the close of business on the relevant record dates, which, as long as the Preferred Securities remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Junior Subordinated Debt Securities in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "--Book-Entry Only Issuance--The Depository Trust Company" below. In the event that the Preferred Securities do not continue to remain in book-entry only form, the relevant record dates shall conform to the rules of any securities exchange on which the Preferred Securities are listed and, if none, the Regular Trustees shall have the right to select relevant record dates, which shall be more than 14 days but less than 60 days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) are permitted or required by any applicable law to close.

MANDATORY REDEMPTION OF TRUST SECURITIES

     The Preferred Securities have no stated maturity date but will be redeemed upon the maturity of the Junior Subordinated Debt Securities or to the extent the Junior Subordinated Debt Securities are redeemed. The Junior Subordinated
Debt Securities will mature on             , 203     , and may be redeemed, in
whole or in part, at any time on or after             , 200     , or at any
time, in whole or in part, in certain circumstances upon the occurrence of a Tax Event (as described under "Special Event Redemption or Distribution" below). See "Description of the Junior Subordinated Debt Securities--Optional Redemption." Upon the maturity of the Junior Subordinated Debt Securities, the proceeds of the repayment thereof shall simultaneously be applied to redeem all outstanding Trust Securities at the Redemption Price. Upon the redemption of the Junior Subordinated Debt Securities, whether in whole or in part (either at the option of the Company or pursuant to a Tax Event), the proceeds from such redemption shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities so redeemed at the Redemption Price; provided, that holders of Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption. In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities to be redeemed shall be selected by the Company pro rata, by lot, or by any other method determined by the Williams Trustees to be equitable. See "-- Book-Entry Only Issuance -- The Depository Trust Company" below.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     "Tax Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after the date of this Prospectus Supplement), in either case after the date of this Prospectus Supplement, there is more than an insubstantial risk that (i) Williams Capital would be subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debt Securities, (ii) interest payable to Williams Capital on the Junior Subordinated Debt Securities would not be deductible, in whole or in part, by the Company for United States federal income tax purposes or (iii) Williams Capital would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Investment Company Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent counsel experienced in practicing under the 1940 Act (as defined herein) to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that Williams Capital is or will be considered an "investment company" which is required to be registered under the

Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement.

     If, at any time, a Tax Event or an Investment Company Event (each, as defined above, a "Special Event") shall occur and be continuing, Williams Capital shall, except in the limited circumstances described below, be dissolved with the result that Junior Subordinated Debt Securities with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities outstanding at such time would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in Williams Capital on a pro rata basis within 90 days following the occurrence of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, such dissolution and distribution shall be conditioned on the Regular Trustees' receipt of an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on, among other things, published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Trust Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Junior Subordinated Debt Securities and, provided further, that, if at the time there is available to the Company or Williams Capital the opportunity to eliminate, within such 90 day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, that will have no adverse effect on Williams Capital, the Company or the holders of the Trust Securities, the Company or Williams Capital will pursue such measure in lieu of dissolution. Furthermore, if in the case of the occurrence of a Tax Event, (i) the Company has received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of such Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Junior Subordinated Debt Securities for United States federal income tax purposes, even after the Junior Subordinated Debt Securities were distributed to the holders of Trust Securities in liquidation of such holders' interests in Williams Capital as described above, or (ii) the Regular Trustees shall have been informed by such tax counsel that it cannot deliver a No Recognition Opinion to the Regular Trustees, the Company shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Junior Subordinated Debt Securities, in whole or in part, for cash within 90 days following the occurrence of such Tax Event, and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities so redeemed shall be redeemed by Williams Capital at the Redemption Price on a pro rata basis; provided, however, that if at the time there is available to the Company or Williams Capital the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that will have no adverse effect on Williams Capital, the Company or the holders of the Trust Securities, the Company or Williams Capital will pursue such measure in lieu of redemption.

     If the Junior Subordinated Debt Securities are distributed to the holders of the Preferred Securities, the Company will use its best efforts to cause the Junior Subordinated Debt Securities to be listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

     After the date for any distribution of Junior Subordinated Debt Securities upon dissolution of Williams Capital, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) the securities depositary or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debt Securities to be delivered upon such distribution, and (iii) any certificates representing Preferred Securities not held by the Depositary or its nominee will be deemed to represent Junior Subordinated Debt Securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

     There can be no assurance as to the market prices for either the Preferred Securities or the Junior Subordinated Debt Securities that may be distributed in exchange for the Preferred Securities if a dissolution and liquidation of Williams Capital were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debt Securities that an investor may receive if a dissolution and liquidation of Williams Capital were to occur, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

     Williams Capital may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

     If Williams Capital gives a notice of redemption in respect of the Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, and if the Company has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debt Securities, the Institutional Trustee will irrevocably deposit with the Depositary (as defined in the accompanying Prospectus) funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. See "-- Book-Entry Only Issuance -- The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by Williams Capital, or by the Company pursuant to the Guarantee, distributions on such Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed in accordance with the Depositary's standard procedures. See "-- Book-Entry Only Issuance -- The Depository Trust Company."

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or its subsidiaries may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of Williams Capital (each a "Liquidation"), the holders of the Preferred Securities will be entitled to receive out of the assets of Williams Capital, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Junior Subordinated Debt Securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities outstanding at such time have been distributed on a pro rata basis to the holders of such Preferred Securities.

     If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because Williams Capital has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by Williams Capital on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such Liquidation pro rata with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

     Pursuant to the Declaration, Williams Capital shall terminate (i) on
            , 205 , the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company or the holder of the Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the holder of the Common Securities or the Company, the filing of a certificate of cancellation with respect to Williams Capital, or the revocation of the charter of the holder of the Common Securities or the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Junior Subordinated Debt Securities upon the occurrence of a Special Event, (v) upon the entry of a decree of a judicial dissolution of the holder of the Common Securities, the Company or Williams Capital, or (vi) upon the redemption of all the Trust Securities.

     Under the terms of the Indenture, the Company has covenanted that, for so long as the Preferred Securities remain outstanding, it will not voluntarily dissolve, wind-up or terminate Williams Capital, except in connection with a distribution of Junior Subordinated Debt Securities upon a Special Event or in connection with certain mergers, consolidations or amalgamations permitted by the Declaration.

DECLARATION EVENTS OF DEFAULT

     An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Indenture. In the event that any Declaration Event of Default with respect to the Preferred Securities is waived by the holders of the Preferred Securities as provided in the Declaration, the holders of Common Securities pursuant to the Declaration have agreed that such waiver also constitutes a waiver of such Declaration Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of Common Securities. See "-- Voting Rights."

     If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debt Securities without first (i) directing the Institutional Trustee to enforce the terms of the Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. Consequently, the Company will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from Williams Capital. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

     Upon the occurrence of an Indenture Event of Default, the Institutional Trustee as the sole holder of the Junior Subordinated Debt Securities will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Debt Securities to be immediately due and payable. The Company and Williams Capital are each required to file annually with the Institutional Trustee an officers' certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

     Except as described in this Prospectus Supplement and in the accompanying Prospectus under "Description of Guarantees -- Modification of Guarantees; Assignment," and except as provided under the Trust Act, the Trust Indenture Act and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

     Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration including the right to direct the Institutional Trustee, as holder of the Junior Subordinated Debt Securities, to (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee with respect to the Junior Subordinated Debt Securities, (ii) waive any past Indenture Event of Default that is waivable under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debt Securities where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Junior Subordinated Debt Securities (a "Super Majority") affected hereby, only the holders of at least such Super Majority in aggregate liquidation amount of the Preferred Securities may direct the Institutional Trustee to give such consent or take such action. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any record holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. The Institutional Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Junior Subordinated Debt Securities. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy available to the Institutional Trustee, the Institutional Trustee, as holder of the Junior Subordinated Debentures, shall not take any of the actions described in clauses (i), (ii), (iii) or (iv) above unless the Institutional Trustee has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of such action, Williams Capital will not fail to be classified as a grantor trust for United States federal income tax purposes.

     In the event the consent of the Institutional Trustee, as the holder of the Junior Subordinated Debt Securities, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the written direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where any amendment, modification or termination under the Indenture would require the consent of a Super Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in aggregate liquidation amount of the Trust Securities which the relevant Super Majority represents of the aggregate principal amount of the Junior Subordinated Debt Securities outstanding. The Institutional Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that for United States federal income tax purposes Williams Capital will not be classified as other than a grantor trust.

     A waiver of an Indenture Event of Default by the Institutional Trustee at the direction of the holders of the Preferred Securities will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for Williams Capital to redeem and cancel Preferred Securities or distribute Junior Subordinated Debt Securities in accordance with the Declaration.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

     The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See " -- Book-Entry Only Issuance -- The Depository Trust Company."

     Holders of the Preferred Securities will have no rights to appoint or remove the Williams Trustees, who may be appointed, removed or replaced solely by the Company as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

     The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee and the Delaware Trustee), provided, that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of Williams Capital other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of holders of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only holders of the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of holders of a majority in liquidation amount of such class of Trust Securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause Williams Capital to be classified for United States federal income tax purposes as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause Williams Capital to be deemed an "investment company" which is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     Williams Capital may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body except as described below. Williams Capital may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of Williams Capital under the Trust Securities or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee, in its capacity as the holder of the Junior Subordinated Debt Securities, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity),
(vi) such successor entity has a purpose identical to that of Williams Capital,
(vii) prior to such merger, consolidation, amalgamation or replacement, Williams Capital has received an opinion of a nationally recognized independent counsel to Williams Capital experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), and (B) following such merger, consolidation, amalgamation or replacement, neither Williams Capital nor such successor entity will be required to register as an "investment company" under the 1940 Act; and (viii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, Williams Capital shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if in the opinion of a nationally recognized independent tax counsel experienced in such matters, such consolidation, amalgamation, merger or replacement would cause Williams Capital or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes. In addition, so long as any Preferred Securities are outstanding and are not held entirely by the Company, Williams Capital may not voluntarily liquidate, dissolve, wind-up or terminate except as described above under "-- Special Event Redemption Distribution."

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     The Depository Trust Company ("DTC") will act as securities depositary for the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Preferred Securities certificates, representing the total aggregate number of Preferred Securities, will be issued and will be deposited with DTC.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a global certificate.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations

("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. (the "NASD"). Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

     To facilitate subsequent transfers, all the Preferred Securities deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Preferred Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will reduce the amount of the interest of affected Direct Participants in such Preferred Securities in accordance with its procedures.

     Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to Williams Capital as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co. consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). The Company and Williams Capital believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in Williams Capital.

     Distribution payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, Williams Capital or the Company, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to DTC is the responsibility of Williams Capital, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     Except as provided herein, a Beneficial Owner in a global Preferred Security certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

     DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to Williams Capital. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Securities certificates are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and Williams Capital believe to be reliable, but neither the Company nor Williams Capital takes responsibility for the accuracy thereof.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such a default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. Notwithstanding the foregoing, the holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action following a Declaration Event of Default.

PAYING AGENT

     In the event that the Preferred Securities do not remain in book-entry only form, the following provisions will apply:

          The Institutional Trustee will act as paying agent and may designate an additional or substitute paying agent at any time.

          Registration of transfers of Preferred Securities will be effected without charge by or on behalf of Williams Capital, but upon payment (with the giving of such indemnity as Williams Capital or the Company may require) in respect of any tax or other government charges that may be imposed in relation to it.

          Williams Capital will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

GOVERNING LAW

     The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to operate Williams Capital in such a way so that Williams Capital will not be required to register as an "investment company" under the 1940 Act or be characterized as other than a grantor trust for United States federal income tax purposes. The Company is authorized and directed to conduct its affairs so that the Junior Subordinated Debt Securities will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of Williams Capital or the certificate of incorporation of the Company, that each of the

Company and the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms thereof.

     Holders of the Preferred Securities have no preemptive rights.

             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     Set forth below is a description of the specific terms of the Junior Subordinated Debt Securities in which Williams Capital will invest the proceeds from the issuance and sale of the Trust Securities. This description supplements the description of the general terms and provisions of the Junior Subordinated Debt Securities set forth in the accompanying Prospectus under the caption "Description of Junior Subordinated Debt Securities." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description of the Junior Subordinated Debt Securities in the accompanying Prospectus; the Indenture, dated as of
  , 1997 (the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (the "Indenture Trustee"), the form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part; and the Trust Indenture Act. Certain capitalized terms used herein are defined in the Indenture.

     Under certain circumstances involving the dissolution of Williams Capital following the occurrence of a Special Event, Junior Subordinated Debt Securities may be distributed to the holders of the Trust Securities in liquidation of Williams Capital. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

     If the Junior Subordinated Debt Securities are distributed to the holders of the Preferred Securities, the Company will use its best efforts to have the Junior Subordinated Debt Securities listed on the New York Stock Exchange or on such other national securities exchange or similar organization on which the Preferred Securities are then listed or quoted.

GENERAL

     The Junior Subordinated Debt Securities will be issued as unsecured debt under the Indenture. The Junior Subordinated Debt Securities will be limited in
aggregate principal amount to approximately $          , such amount being the
sum of the aggregate stated liquidation amount of the Preferred Securities and the capital contributed by the Company to Williams Capital in exchange for the Common Securities (the "Williams Payment").

     The Junior Subordinated Debt Securities are not subject to a sinking fund provision. The entire principal amount of the Junior Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined herein) and
Additional Interest (as defined herein), if any, on             , 203 .

     If Junior Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of such holders' interests in Williams Capital, such Junior Subordinated Debt Securities will initially be issued in the form of one or more Global Securities (as defined under "Book-Entry and Settlement" below). As described herein, under certain limited circumstances, Junior Subordinated Debt Securities may be issued in certificated form in exchange for a Global Security. See "Book-Entry and Settlement" below. In the event that Junior Subordinated Debt Securities are issued in certificated form, such Junior Subordinated Debt Securities will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Junior Subordinated Debt Securities issued as a Global Security will be made to DTC, to a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Junior Subordinated Debt Securities. In the event Junior Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debt Securities will be registrable and Junior Subordinated Debt Securities will be exchangeable for Junior Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee in New York, New York; provided, that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto.

     The Company does not intend to issue and sell the Junior Subordinated Debt Securities to any purchasers other than Williams Capital.

     There are no covenants or provisions in the Indenture that would afford the holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect such holders.

SUBORDINATION

     The Junior Subordinated Debt Securities will rank pari passu with the 9.60% Quarterly Income Capital Securities of the Company and will be expressly subordinate and junior in right of payment, to the extent and in the manner set forth in the Indenture, to all "Senior Indebtedness" of the Company. The Indenture defines "Senior Indebtedness" as obligations (other than nonrecourse obligations, the debt securities issued under the Indenture (including the Junior Subordinated Debt Securities) or any other obligations specifically designated as being subordinate in right of payment to Senior Indebtedness) of, or guaranteed or assumed by, the Company for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation.

     In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of the Company or a substantial part of its property or (b) that (i) a default shall have occurred with respect to the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any Senior Indebtedness or (ii) there shall have occurred an Event of Default (other than a default in the payment of principal, premium, if any, or interest, or other monetary amounts due and payable) with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such Event of Default shall have continued beyond the period of grace, if any, in respect thereof, and such default or Event of Default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of and accrued interest on the subordinated debt securities (including the Junior Subordinated Debt Securities) shall have been declared due and payable upon an Event of Default pursuant to
Section 5.1 of the Indenture and such declaration shall not have been rescinded and annulled as provided therein, then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount unpaid thereon, or provision shall be made for such payment in money or money's worth, before the holders of any of the subordinated debt securities (including the Junior Subordinated Debt Securities) are entitled to receive a payment on account of the principal, premium, if any, or interest on the indebtedness evidenced by such subordinated debt securities.

OPTIONAL REDEMPTION

     The Company shall have the right to redeem the Junior Subordinated Debt
Securities, in whole or in part, from time to time, on or after             ,
200 , or at any time in certain circumstances upon the occurrence of a Tax Event as described under "Description of the Preferred Securities -- Special Event Redemption or Distribution," upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest (as defined herein), if any, to the redemption date. If a partial redemption of the Preferred Securities resulting from a partial redemption of the Junior Subordinated Debt Securities would result in the delisting of the Preferred Securities, the Company may only redeem the Junior Subordinated Debt Securities in whole.

PROPOSED TAX LEGISLATION

     On March 19, 1996, as a part of President Clinton's Fiscal 1997 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") that, among other things, would (i) treat as equity for United States federal income tax purposes certain debt instruments with a maximum term of more than 20 years and (ii) disallow interest deductions on debt instruments with a maturity of more than 40 years.

The Proposed Legislation was proposed to be effective for debt instruments issued on or after December 7, 1995.

     On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." The proposals were not adopted in the recently concluded session of Congress. There can be no assurance, however, that final legislation similar to the Bill or future legislative proposals, future regulations or official administrative pronouncements or future judicial decisions will not affect the ability of the Company to deduct interest on the Junior Subordinated Debt Securities. Such a change could give rise to a Tax Event, which may permit the Company to cause a redemption of the Preferred Securities. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

INTEREST

     Each Junior Subordinated Debt Security shall bear interest at the rate of
     % per annum, from and including the original date of issuance, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each
year (each an "Interest Payment Date"), commencing             , 1997 person in
whose name such Junior Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Junior Subordinated Debt Securities shall not continue to remain in book-entry only form, the Company shall have the right to select record dates, which shall be more than 14 days but less than 60 days prior to the Interest Payment Date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Junior Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     The Company shall have the right at any time, and from time to time, during the term of the Junior Subordinated Debt Securities, to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters, provided, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities, at the end of which Extension Period, the Company shall pay all interest then accrued and unpaid (including any Additional Interest) together with interest thereon compounded quarterly at the rate specified for the Junior Subordinated Debt Securities to the extent permitted by applicable law ("Compound Interest"); provided further, that during any such Extension Period, (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), and (b) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank pari passu with or junior to the Junior Subordinated Debt Securities. The foregoing, however, will not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any Extension Period, the Company may further defer payments of interest by extending such Extension Period; provided, however, that such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarterly interest periods (including the quarterly interest period in which notice of such Extension Period (as described below) is given); provided further, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. The Company has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debt Securities. If the Institutional Trustee shall be the sole holder of the Junior Subordinated Debt Securities, the Company shall give the Regular Trustees and the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities would be payable, if not for such Extension Period, or (ii) the date the Regular Trustees are required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Preferred Securities of the record date or the date such distribution would be payable, if not for such Extension Period, but in any event one Business Day prior to such record date. The Regular Trustees shall give notice of the Company's selection of such Extension Period to the holders of the Preferred Securities. If the Institutional Trustee shall not be the sole holder of the Junior Subordinated Debt Securities, the Company shall give the holders of the Junior Subordinated Debt Securities notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date upon which the Company is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Junior Subordinated Debt Securities of the record or payment date of such related interest payment.

ADDITIONAL INTEREST

     If at any time Williams Capital shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Junior Subordinated Debt Securities such additional amounts as shall be required so that the net amounts received and retained by Williams Capital after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts Williams Capital would have received had no such taxes, duties, assessments or other governmental charges been imposed.

INDENTURE EVENTS OF DEFAULT

     If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Junior Subordinated Debt Securities, will have the right to declare the principal of and the interest on the Junior Subordinated Debt Securities (including any Compound Interest and Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debt Securities. See "Description of Junior Subordinated Debt Securities -- Events of Default" in the accompanying Prospectus for a description of the Indenture Events of Default. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Junior Subordinated Debt Securities. See "Description of the Preferred
Securities -- Declaration Events of Default" and "-- Voting Rights."

     Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable, the Company acknowledges that, in such event, a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Junior Subordinated Debt Securities. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of all of the holders of Preferred Securities of Williams Capital. Notwithstanding any payment made to such holder of Preferred

Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Junior Subordinated Debt Securities held by Williams Capital or the Institutional Trustee of Williams Capital, and the Company shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of Williams Capital as a result of the occurrence of a Special Event, the Junior Subordinated Debt Securities will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the depositary or its nominee. Except under the limited circumstances described below, Junior Subordinated Debt Securities represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, Junior Subordinated Debt Securities in definitive form. The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Junior Subordinated Debt Securities in definitive form and will not be considered the Holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Junior Subordinated Debt Securities shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

     If Junior Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of such holders' interests in Williams Capital, DTC will act as securities depositary for the Junior Subordinated Debt Securities. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

     None of the Company, Williams Capital, the Indenture Trustee, any paying agent and any other agent of the Company or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Junior Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

     A Global Security shall be exchangeable for Junior Subordinated Debt Securities registered in the names of persons other than the depositary or its nominee only if (i) the depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the depositary, at any time, ceases to be a clearing agency registered under the Exchange

Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Indenture Event of Default with respect to such Junior Subordinated Debt Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Junior Subordinated Debt Securities registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

MISCELLANEOUS

     The Indenture will provide that the Company will pay all fees and expenses related to (i) the offering of the Trust Securities and the Junior Subordinated Debt Securities, (ii) the organization, maintenance and dissolution of Williams Capital, (iii) the retention of the Williams Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Preferred Securities.

DESCRIPTION OF GUARANTEE

     Set forth below is a summary of information concerning the Guarantee that will be executed and delivered by the Company for the benefit of the holders of Preferred Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as indenture trustee under the Guarantee (the "Guarantee Trustee"). The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. This description supplements the description of the general terms and provisions of the Guarantee set forth in the accompanying Prospectus under the caption "Description of Guarantees." The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part, and the Trust Indenture Act. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities.

GENERAL

     Pursuant to and to the extent set forth in the Guarantee, the Company will irrevocably and unconditionally agree to pay in full to the holders of the Preferred Securities (except to the extent paid by Williams Capital), as and when due, regardless of any defense, right of set-off or counterclaim which Williams Capital may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent Williams Capital has funds available therefor, and (ii) the redemption price of $25 per Preferred Security, plus all accrued and unpaid distributions (the "Redemption Price"), to the extent Williams Capital has funds available therefor, with respect to any Preferred Securities called for redemption by Williams Capital, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of Williams Capital (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment or (b) the amount of assets of Williams Capital remaining for distribution to holders of the Preferred Securities in liquidation of Williams Capital. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing Williams Capital to pay such amounts to such holders.

     The Guarantee will be a guarantee on a subordinated basis with respect to the Preferred Securities from the time of issuance of the Preferred Securities but will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of Williams Capital, except to the extent Williams Capital shall have funds available therefor. If the Company does not make interest payments on the Junior Subordinated Debt Securities, Williams Capital will not pay distributions on the Preferred Securities and will not have funds available therefor. See "Description of Junior Subordinated Debt Securities." The Guarantee, when taken together with the Company's obligations under the Junior Subordi-nated Debt Securities, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of Williams Capital (other than with respect to Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities.

CERTAIN COVENANTS OF THE COMPANY

     In the Guarantee, the Company will covenant that, so long as any Preferred Securities remain outstanding, if there shall have occurred any event that would constitute an Event of Default under such Guarantee or the Declaration, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) and (b) the Company shall not make any payment of interest on, or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank pari passu with or junior to the Junior Subordinated Debt Securities. The Guarantee, however, will except from the foregoing any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid.

MODIFICATION OF THE GUARANTEE; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding Preferred Securities. All guarantees and agreements contained in the Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

EVENTS OF DEFAULT

     An Event of Default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee Trustee's rights under the Guarantee, any holder of related Preferred Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against Williams Capital, the Guarantee Trustee or any other person or entity. A holder of Preferred Securities may also directly institute a legal proceeding against the Company to enforce such holder's right to receive payment under the Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against Williams Capital or any other person or entity.

     The Company will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under the Guarantee and as to any default in such performance.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate as to the Preferred Securities upon full payment of the Redemption Price of all Preferred Securities, upon distribution of the Junior Subordinated Debt Securities to the holders of the Preferred Securities or upon full payment of the amounts payable in accordance with the Declaration upon liquidation of Williams Capital. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or the Guarantee.

STATUS OF THE GUARANTEE

     The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company and pari passu with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

     The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

     The Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

                        EFFECT OF OBLIGATIONS UNDER THE
             JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

     As set forth in the Declaration, the sole purpose of Williams Capital is to issue the Trust Securities evidencing undivided beneficial interests in the assets of Williams Capital, and to invest the proceeds from such issuance and sale in the Junior Subordinated Debt Securities.

     As long as payments of interest and other payments are made when due on the Junior Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Junior Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Junior Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) pursuant to the Indenture, the Company shall pay, and Williams Capital shall not be obligated to pay, directly or indirectly, all costs, expenses, debt and obligations of Williams Capital other than with respect to the Trust Securities; and (iv) the Declaration further provides that the Williams Trustees shall not cause or permit Williams Capital to, among other things, engage in any activity that is not consistent with the purposes of Williams Capital.

     Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of Guarantees" in the accompanying Prospectus. If the Company does not make interest payments on the Junior Subordinated Debt Securities purchased by Williams Capital, it is expected that Williams Capital will not have sufficient funds to pay distributions on the Preferred Securities. The Guarantee is a guarantee on a subordinated basis with respect to the Preferred Securities from the time of its issuance but does not apply to any payment of distributions unless and until Williams Capital has sufficient funds for the payment of such distributions.

     The Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment of interest or principal or other payments on the Junior Subordinated Debt Securities held by Williams Capital as its sole asset. The Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debt Securities and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of Williams Capital (other than with respect to the Trust Securities), will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the Preferred Securities.

     If the Company fails to make interest or other payments on the Junior Subordinated Debt Securities when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities -- Book Entry Only Issuance -- The Depository Trust Company" and
"-- Voting Rights," may direct the Institutional Trustee to enforce its rights under the Junior Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may also institute a Direct Action for payment on or after the respective due date specified in the Junior Subordinated Debt Securities without first (i) directing the Institutional Trustee to enforce the terms of the Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. Consequently, the Company will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from Williams Capital. The Company, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Preferred Securities. If the Company fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against Williams Capital, the Guarantee Trustee, or any other person or entity. A holder of Preferred Securities may also directly institute a legal proceeding against the Company to enforce such holder's right to receive payment under the Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against Williams Capital or any other person or entity.

     The Company and Williams Capital believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by the Company of payments due on the Preferred Securities. See "Description of Guarantee--General."

                     UNITED STATES FEDERAL INCOME TAXATION

     In the opinion of the Davis Polk & Wardwell, tax counsel to the Company and Williams Capital, the following are the material United States federal income tax consequences of the ownership and disposition of Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by holders who acquire the Preferred Securities upon original issuance at the initial public offering price set forth on the cover of this Prospectus Supplement ("Initial Holders"). It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, persons that have a functional currency other than the U.S. Dollar or persons that will hold the Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder and administrative and judicial interpretations thereof as of the date hereof, all of which are subject to change (possibly on a retroactive basis).

     INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

CLASSIFICATION OF WILLIAMS CAPITAL

     In connection with the issuance of the Preferred Securities, Davis Polk & Wardwell, tax counsel to the Company and Williams Capital, will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture, and based on certain facts and assumptions contained in such opinion, Williams Capital will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, each holder of Preferred Securities (a "Securityholder") will be considered the owner of a pro rata portion of the Junior Subordinated Debt Securities held by Williams Capital. Accordingly, each Securityholder will be required to include in gross income his pro rata share of income accrued on the Junior Subordinated Debt Securities.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under recently issued Treasury regulations applicable to debt instruments issued on or after August 13, 1996 (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount ("OID"). The Company believes that the likelihood of its exercising its option to defer payments is remote. Based on the foregoing, the Company believes that the Junior Subordinated Debt Securities will not be considered to be issued with OID at the time of their original issuance and, accordingly, a holder of the Preferred Securities should include in gross income such holder's allocable share of interest on the Junior Subordinated Debt Securities in accordance with such holder's method of tax accounting.

     Under the Regulations, however, if the Company exercises its right to defer payments of interest, the Junior Subordinated Debt Securities will become OID instruments, and all Securityholders (including those Securityholders that otherwise report income based on the cash method of accounting) will be required to accrue interest on a daily basis during the extended interest period even though the Company will not pay the interest in cash until the end of the extended interest period. A Securityholder who disposes of the Preferred Securities during an extended interest period may suffer a loss because the market value of the Preferred Securities will likely fall if the Company exercises its option to defer payments of interest on the Junior Subordinated Debt Securities. Furthermore, the market value of the Preferred Securities may not reflect the accumulated distributions that will be paid at the end of the extended interest period, and a Securityholder who sells the Preferred Securities during the extended interest period will not receive from the Company any cash related to the interest income the Securityholder accrued and included in its taxable income under the OID rules (because that cash will be paid to the holder of record at the end of the extended interest period).

     If the Junior Subordinated Debt Securities become OID instruments (i.e., if the Company ever exercises its right to defer payments of interest), the Debt Securities will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of the extended interest period, all Securityholders will be required to continue accruing interest on the Junior Subordinated Debt Securities on a daily basis, regardless of their method of accounting. Under the OID rules, a Securityholder would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the Junior Subordinated Debt Securities, and actual cash payments of interest on the Junior Subordinated Debt Securities would not be reported separately as taxable income.

     The Regulations have not yet been addressed in any rulings or other interpretations by the Internal Revenue Service (the "IRS"), and it is possible that the IRS could take a position contrary to tax counsel's interpretation.

     Because income on the Preferred Securities will constitute interest or OID, corporate holders of the Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBT SECURITIES TO HOLDERS OF PREFERRED SECURITIES

     Under current law, a distribution by Williams Capital of the Junior Subordinated Debt Securities as described under the caption "Description of the Preferred Securities -- Special Event Redemption or Distribution", will be non-taxable and will result in each Securityholder receiving directly his pro rata share of the Junior Subordinated Debt Securities previously held indirectly through Williams Capital, with a holding period and tax basis equal to the holding period and adjusted tax basis such Securityholder was considered to have had in his pro rata share of the underlying Junior Subordinated Debt Securities prior to such distribution.

DISPOSITION OF THE PREFERRED SECURITIES

     Upon a sale, exchange or other disposition of the Preferred Securities (including a distribution of cash in redemption of a Securityholder's Preferred Securities upon redemption or repayment of the underlying Junior Subordinated Debt Securities, but excluding the distribution of Junior Subordinated Debt Securities), a Securityholder will be considered to have disposed of all or part of his pro rata share of the Junior Subordinated Debt Securities, and will recognize gain or loss equal to the difference between the amount realized (which, for this purpose, will exclude amounts attributable to accrued interest not previously included in income) and the Securityholder's adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debt Securities of which he is deemed to have disposed. Such gain or loss will generally be long-term capital gain or loss if the Preferred Securities have been held for more than one year. Amounts attributable to accrued interest with respect to a Securityholder's pro rata share of the Junior Subordinated Debt Securities not previously included in income will be taxable as ordinary income.

PROPOSED TAX LEGISLATION

     On March 19, 1996, as a part of President Clinton's Fiscal 1997 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") that, among other things, would (i) treat as equity for United States federal income tax purposes certain debt instruments with a maximum term of more than 20 years and (ii) disallow interest deductions on debt instruments with a maturity of more than 40 years. The Proposed Legislation was proposed to be effective for debt instruments issued on or after December 7, 1995.

     On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." The proposals were not adopted in the recently concluded session of Congress. There can be no assurance, however, that final legislation similar to the Bill or future legislative proposals, future regulations or official administrative pronouncements or future judicial decisions will not affect the ability of the Company to deduct interest on the Junior Subordinated Debt Securities. Such a change could give rise to a Tax Event, which may permit the company to cause a redemption of the Preferred Securities. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership or a non-resident fiduciary of a foreign estate or trust. This discussion assumes that income with respect to the Preferred Securities is not effectively connected with any trade or business in the United States in which the United States Alien Holder is engaged.

     Under present United States federal income tax law:

          (i) payments by Williams Capital or any of its paying agents to any holder of a Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax, provided that
     (a) the beneficial owner of the Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (A) the beneficial owner of the Preferred Security certifies to Williams Capital or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customer's securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Preferred Security in such capacity certifies to Williams Capital or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution holding such security for the beneficial owner and furnishes Williams Capital or its agent with a copy thereof; and

          (ii) A United States Alien Holder of a Preferred Security generally will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Preferred Security.

INFORMATION REPORTING TO HOLDERS

     Williams Capital will report the interest and original issue discount (if any) that accrued during the year with respect to the Junior Subordinated Debt Securities, and any gross proceeds received by Williams Capital from the retirement or redemption of the Junior Subordinated Debt Securities, annually to the holders of record of the Preferred Securities and the IRS. Williams Capital currently intends to deliver such reports to holders of record prior to January 31 following each calendar year. It is anticipated that persons who hold Preferred Securities as nominees for beneficial holders will report the required tax information to beneficial holders on Forms 1099.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will generally be allowed as a credit against the holder's United States federal income tax, provided the required information is timely filed with the IRS.

                                  UNDERWRITING

     Under the terms and subject to the conditions of the Underwriting Agreement
dated             , 1997 (the "Underwriting Agreement"), each Underwriter named below (the "Underwriters") has severally agreed to purchase from Williams Capital, and Williams Capital has agreed to sell to such Underwriter, the number of Preferred Securities set forth opposite the name of such Underwriter below.

                                                                                    NUMBER OF
                                                                                    PREFERRED
                                   UNDERWRITERS                                     SECURITIES
----------------------------------------------------------------------------------  ----------

                                                                                     ---------
          Total...................................................................
                                                                                     =========

     The Underwriters are obligated to take and pay for the total number of Preferred Securities offered hereby if any such Preferred Securities are purchased. In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

     The Underwriting Agreement provides that Williams Capital and the Company will indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to make certain contributions in respect thereof.

     Williams Capital and the Company have agreed, during the period beginning on the date of the Underwriting Agreement and continuing to and including the date that is 60 days after the closing date for the purchase of the Preferred Securities, not to offer, sell, contract to sell or otherwise dispose of any preferred securities, any preferred stock or any other securities (including any backup undertakings of such preferred stock or other securities) of the Company or of Williams Capital, in each case that are substantially similar to the Preferred Securities, or any securities convertible into or exchangeable for the Preferred Securities or such substantially similar securities of either Williams Capital or the Company, except preferred securities offered pursuant to the
accompanying Prospectus, without the prior written consent of        .

     In view of the fact that the proceeds of the sale of the Preferred Securities will ultimately be used to purchase the Junior Subordinated Debt Securities of the Company, the Underwriting Agreement provides that the Company
will pay as compensation to the Underwriters $          per Preferred Security
for the accounts of the several Underwriters.

     The Underwriters propose to offer the Preferred Securities, in part, directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at a price that
represents a concession not in excess of $          . The Underwriters may
allow, and such dealers may reallow, a concession not in excess of $ per Preferred Security to certain brokers and dealers. After the Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

     The Company intends to apply for listing of the Preferred Securities on the New York Stock Exchange. Trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the date of this Prospectus Supplement.

                                 LEGAL MATTERS

     The validity of the Preferred Securities, the Junior Subordinated Debt Securities, the Guarantee and certain matters relating thereto will be passed upon by William G. Von Glahn, Esq., Senior Vice President and General Counsel of the Company. Certain matters of Delaware law will be passed upon for the Company and Williams Capital by Morris, James, Hitchens & Williams, Wilmington, Delaware. Certain United States federal income tax matters will be passed upon for the Company and Williams Capital by Davis Polk & Wardwell, New York, New York. Certain legal matters will be passed upon for the Underwriters by Davis Polk & Wardwell, New York, New York.

PROSPECTUS
                          THE WILLIAMS COMPANIES, INC.

                      JUNIOR SUBORDINATED DEBT SECURITIES
                               ------------------

                               WILLIAMS CAPITAL I
                              WILLIAMS CAPITAL II
                           TRUST PREFERRED SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                          THE WILLIAMS COMPANIES, INC.
                               ------------------

     The Williams Companies, Inc., a Delaware corporation (the "Company"), may offer, from time to time, its unsecured junior subordinated debt securities (the "Junior Subordinated Debt Securities"), consisting of debentures, notes or other evidences of indebtedness, in one or more series and in amounts, at prices and on terms to be determined at or prior to the time of any such offering. The Company's obligations under the Junior Subordinated Debt Securities will be subordinate and junior in right of payment to certain other indebtedness of the Company as described herein or as may be described in an accompanying Prospectus Supplement (the "Prospectus Supplement").

     Williams Capital I and Williams Capital II (each, a "Williams Trust" and, together, the "Williams Trusts"), each a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, trust preferred securities, representing undivided beneficial interests in the assets of the respective Williams Trust ("Preferred Securities") with the payment of periodic cash distributions ("distributions") and payments on liquidation, redemption or otherwise of such Preferred Securities guaranteed (each, a "Guarantee") on a subordinated basis by the Company to the extent described herein. See "Description of Guarantees." The Company's obligations under the Guarantees are subordinate and junior in right of payment to all Senior Indebtedness of the Company and pari passu with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company. See "Description of Guarantees -- Status of Guarantees." Junior Subordinated Debt Securities may be issued and sold from time to time in one or more series by the Company to a Williams Trust, or a trustee of such trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such Williams Trust, but the Company does not intend to issue and sell the Junior Subordinated Debt Securities directly to other purchasers, including the general public. The Junior Subordinated Debt Securities purchased by a Williams Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such Williams Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement. The Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debt Securities, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of such Williams Trust (other than with respect to the Preferred Securities and the Common Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on Preferred Securities.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
             OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

     THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                               ------------------

            , 1997

     Specific terms of the Junior Subordinated Debt Securities of any series or the Preferred Securities of any Williams Trust in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in a Prospectus Supplement with respect to such Offered Securities, which will describe, without limitation and where applicable, the following: (i) in the case of Junior Subordinated Debt Securities, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, redemption or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, the right of the Company, if any, to defer payment of interest on the Junior Subordinated Debt Securities and the maximum length of such deferral period, the initial public offering price, subordination terms, and any listing on a securities exchange and other specific terms of the offering of Junior Subordinated Debt Securities, and (ii) in the case of Preferred Securities, the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, any redemption or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Junior Subordinated Debt Securities. If so specified in the applicable Prospectus Supplement, Offered Securities may be issued in whole or in part in the form of one or more temporary or permanent global securities.

     If as set forth in the applicable Prospectus Supplement, the Company has the right to defer payments of interest on a series of Junior Subordinated Debt Securities by extending the interest payment period of such series of Junior Subordinated Debt Securities (each, an "Extension Period"), distributions on the corresponding series of Preferred Securities will also be deferred.

     The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Offered Securities shall not exceed $300 million. Any Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable, to the Offered Securities.

     The Company or any of the Williams Trusts may sell the Offered Securities directly, through agents designated from time to time or through underwriters or dealers. See "Plan of Distribution." If any agents of the Company, any of the Williams Trusts or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in any related Prospectus Supplement.

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE WILLIAMS TRUSTS, OR ANY UNDERWRITER, AGENT OR DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE THEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR ANY OF THE WILLIAMS TRUSTS SINCE THE DATE HEREOF OR THEREOF. THIS PROSPECTUS AND ANY RELATED PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.
                             ---------------------

     IN CONNECTION WITH THE OFFERING OF CERTAIN OF THE OFFERED SECURITIES, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF SUCH OFFERED SECURITIES OR OTHER SECURI-

TIES OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at: Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers, such as the Company, that file electronically with the Commission. Certain other securities of the Company are listed on the New York Stock Exchange, Inc. (the "NYSE") and The Pacific Stock Exchange Incorporated, and such reports, proxy statements, and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and The Pacific Stock Exchange Incorporated, 301 Pine Street, San Francisco, California 94104, and 233 South Beaudry Avenue, Los Angeles, California 90012.

     The Company and the Williams Trusts have filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement," which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act of 1933, as amended (the "Act"), with respect to the Offered Securities. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company, the Williams Trusts and the Offered Securities, reference is made to the Registration Statement and exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Company's Registration Statement, each such statement being qualified in all respects by such reference.

     No separate financial statements of the Williams Trusts have been included or incorporated by reference herein. The Company does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the Williams Trusts will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Williams Trusts have no independent operations but exist for the sole purpose of issuing securities representing undivided beneficial interests in their respective assets and investing the proceeds thereof in Junior Subordinated Debt Securities issued by the Company, and (iii) the obligations of the Williams Trusts under the Preferred Securities are fully and unconditionally guaranteed by the Company to the extent that the respective Williams Trust has funds available to meet such obligations. See "Description of Junior Subordinated Debt Securities" and "Description of Guarantees."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company incorporates by reference the following documents heretofore filed with the Commission pursuant to the Exchange Act:

          1. Annual Report on Form 10-K, as amended, of the Company for the fiscal year ended December 31, 1995;

          2. Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and

          3. Current Reports on Form 8-K of the Company, dated January 21, 1996, July 21, 1996 and December 30, 1996.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the later of (i) the termination of the offering of Offered Securities hereby and (ii) the date on which the underwriters cease offering and selling Offered Securities pursuant to this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

     The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference in the Registration Statement of which this Prospectus forms a part other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to The Williams Companies, Inc., One Williams Center, Tulsa, Oklahoma 74172; Attention:
Corporate Secretary, (918) 588-2000.

                                  THE COMPANY

     The Company, through subsidiaries, is engaged in the transportation and sale of natural gas and related activities, natural gas gathering, processing and production activities, the transportation of petroleum products, natural gas trading, natural gas liquids marketing and provides a variety of other products and services to the energy industry. The Company also is engaged in the telecommunications business. The Company's subsidiaries own and operate: (i) five interstate natural gas pipeline systems; (ii) a common carrier crude and petroleum products pipeline system; and (iii) natural gas gathering and processing facilities and production properties. The Company also trades natural gas and markets natural gas liquids. The Company's telecommunications subsidiaries offer data, voice and video-related products and services and customer premises equipment nationwide. The Company also has investments in the equity of certain other companies.

     Substantially all operations of the Company are conducted through subsidiaries. The Company performs management, legal, financial, tax, consultative, administrative and other services for its subsidiaries. The Company's principal sources of cash are from dividends and advances from its subsidiaries, investments, payments by subsidiaries for services rendered by its staff and interest payments from subsidiaries on cash advances. The amount of dividends available to the Company from subsidiaries largely depends upon each subsidiary's earnings and operating capital requirements. The terms of certain subsidiaries' borrowing arrangements limit the transfer of funds to the Company.

     The Company was incorporated under the laws of the State of Nevada in 1949 and was reincorporated under the laws of the State of Delaware in 1987. The principal executive offices of the Company are located at One Williams Center, Tulsa, Oklahoma 74172 (telephone (918) 588-2000).

                                WILLIAMS TRUSTS

     Each of the Williams Trusts is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust executed by the Company, as sponsor for such trust (the "Sponsor"), and the trustees of such trust dated as of January 31, 1997 and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on January 31, 1997. Each such declaration will be amended and restated in its entirety (as so amended and restated, each a "Declaration"), and is substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Williams Trusts exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of the Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds from the sale of the Trust Securities in the Junior Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% or more of the total capital of each Williams Trust.

     Each Williams Trust has a term of approximately 55 years but may terminate earlier, as provided in each Declaration. Each Williams Trust's business and affairs will be conducted by the trustees of each applicable Trust (the "Williams Trustees")appointed by the Company as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Williams Trustees of the Williams Trusts. The duties and obligations of the Williams Trustees shall be governed by the Declaration of such Williams Trust. Each Williams Trust will have two Williams Trustees (the "Regular Trustees") who are employees or officers of or who are affiliated with the Company. One Williams Trustee of each Williams Trust will be a financial institution that is not affiliated with the Company and that has a specified minimum amount of aggregate capital, surplus, and undivided profits of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of Trust Indenture Act of 1939, as amended (the "Trust

Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Institutional Trustee"). In addition, unless the Institutional Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Williams Trustee of each Williams Trust will have a principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the Williams Trusts and the offering of the Trust Securities.

     The office of the Delaware Trustee for each of the Williams Trusts is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801. The address for each Williams Trust is c/o the Company, the Sponsor of the Williams Trusts, at the Company's corporate headquarters located at One Williams Center, Tulsa, Oklahoma 74172 (telephone (918) 588-2000).

                                USE OF PROCEEDS

     All of the net proceeds from the sale of any Preferred Securities offered hereby will be invested by the Williams Trust in Junior Subordinated Debt Securities. The Company will use the proceeds from the sale of the Junior Subordinated Debt Securities to the Williams Trusts for general corporate purposes.

                RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS

                                                       NINE MONTHS
                                                          ENDED           YEAR ENDED DECEMBER 31,
                                                      SEPTEMBER 30,   --------------------------------
                                                          1996        1995   1994   1993   1992   1991
                                                      -------------   ----   ----   ----   ----   ----
Ratio of earnings to combined fixed charges and
  Preferred Stock dividend requirements.............       2.22       2.06   2.15   2.30   1.59   1.43

     For the purpose of this ratio (i) earnings consist of income from continuing operations before fixed charges and incomes taxes for the Company, its majority-owned subsidiaries and its proportionate share of 50 percent-owned companies, less undistributed earnings of less than 50 percent-owned companies; and (ii) fixed charges consist of interest and debt expense on all indebtedness (without reduction for interest capitalized), that portion of rental payments on operating leases estimated to represent an interest factor, plus the pretax effect of preferred stock dividends of the Company and its subsidiaries.

               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

     The following description sets forth certain general terms and provisions of the Junior Subordinated Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Junior Subordinated Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Junior Subordinated Debt Securities so offered will be described in the Prospectus Supplement relating to such Junior Subordinated Debt Securities.

     The Junior Subordinated Debt Securities may be issued, from time to time,
in one or more series, under an Indenture, dated as of                       ,
1997 (the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Indenture Trustee"), the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

     The following summary of certain provisions of the Junior Subordinated Debt Securities and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all of the provisions of the Indenture, including the definitions therein of certain terms. All article and section references appearing herein are to articles and sections of the Indenture, unless otherwise indicated, and capitalized terms which are not otherwise defined in this Prospectus shall have the meanings specified in the Indenture.

     General. The Junior Subordinated Debt Securities will be direct, unsecured obligations of the Company. The Indenture does not limit the amount of Junior Subordinated Debt Securities which may be issued thereunder, and provides that Junior Subordinated Debt Securities may be issued thereunder in series up to the aggregate principal amount which may be authorized from time to time by the Board of Directors of the Company. (Section 3.1)

     Reference is made to the Prospectus Supplement which accompanies this Prospectus for the following terms and other information with respect to the Junior Subordinated Debt Securities being offered thereby: (i) the designation, priority, aggregate principal amount and authorized denominations; (ii) the percentage of their principal amount at which such Junior Subordinated Debt Securities will be issued; (iii) the date on which such Junior Subordinated Debt Securities will mature; (iv) the rate per annum at which such Junior Subordinated Debt Securities will bear interest or the method of determination of such rate; (v) the dates on which such interest will be payable; (vi) the rights, if any, to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period, and the maximum duration of such extensions; (vii) the place or places where payments on such Junior Subordinated Debt Securities shall be made; (viii) any redemption terms or sinking fund provisions; (ix) the terms of subordination of Junior Subordinated Debt Securities; (x) whether Junior Subordinated Debt Securities issued in fully registered form will be represented by either a global security delivered to a depositary and recorded in a book-entry system maintained by such depositary or by a certificate delivered to the Holder; (xi) the restrictions, if any, applicable to the exchange of Junior Subordinated Debt Securities of a series of one form for another of such series and to the offer, sale and delivery of the Junior Subordinated Debt Securities; (xii) whether and under what circumstances the Company will pay additional amounts in the event of certain developments with respect to United States withholding tax or information reporting laws; or
(xiii) other specific terms.

     Unless otherwise specified in the applicable Prospectus Supplement, Junior Subordinated Debt Securities will be issued in fully registered form without coupons, will be exchangeable for other Junior Subordinated Debt Securities of the same series, registered in the same name, for a like aggregate principal amount in authorized denominations, and will be transferable at any time or from time to time at the Corporate Trust Office of the Indenture Trustee or at any other office or agency of the Company maintained for that purpose. No charge will be made to the Holder for any such exchange or transfer except for any tax or governmental charge incidental thereto.

     Unless otherwise described in the Prospectus Supplement accompanying this Prospectus, there are no covenants or provisions contained in the Indenture which afford the Holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged transaction involving the Company.

     Consolidation, Merger and Sale of Assets. The Indenture provides that the Company will not consolidate with or merge into any other corporation or convey, transfer or lease its assets substantially as an entirety unless (a) the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all Junior Subordinated Debt Securities issued thereunder and the performance of every other covenant of the Indenture on the part of the Company and (b) immediately thereafter no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing. Upon any such consolidation, merger, conveyance or transfer, the successor corporation shall succeed to and be substituted for the Company under the Indenture and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under the Indenture and the Junior Subordinated Debt Securities. (Article Eight)

     Events of Default. The Indenture provides that the following are Events of Default thereunder with respect to any series of the Junior Subordinated Debt
Securities: (a) default in the payment of the principal of (or premium, if any, on) any Junior Subordinated Debt Security of such series at its maturity; (b) default in making a sinking fund payment, if any, when and as the same shall be due and payable by the terms of the Junior Subordinated Debt Securities of such series; (c) default for 30 days in the payment of any installment of interest on any Junior Subordinated Debt Security of such series; (d) default for 90 days after written notice in the performance of any other covenant in respect of the Junior Subordinated Debt Securities of such series contained in the Indenture; (e) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company; (f) any other Event of Default provided in the applicable resolution of the Board of Directors or supplemental indenture under which the Junior Subordinated Debt Securities are issued; and (g) in the event Junior Subordinated Debt Securities of a series are issued and sold to a Williams Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Williams Trust, such Williams Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of Junior Subordinated Debt Securities to holders of Trust Securities in liquidation or redemption of their interests in such Williams Trust upon a Special Event, (ii) the redemption of all of the outstanding Trust Securities of such Williams Trust or (iii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Williams Trust. (Section 5.1) The Indenture Trustee may withhold notice to the Holders of the Junior Subordinated Debt Securities of any default with respect thereto (except in the payment of principal, premium or interest) if it considers such withholding to be in the interests of such Holders. (Section 6.2)

     If an Event of Default with respect to the Junior Subordinated Debt Securities shall have occurred and be continuing, the Indenture Trustee or the Holders of 25% in aggregate principal amount of the Junior Subordinated Debt Securities may declare the principal of all the Junior Subordinated Debt Securities to be due and payable immediately. (Section 5.2)

     The Indenture contains a provision entitling the Indenture Trustee to be indemnified by the Holders before proceeding to exercise any right or power under the Indenture at the request of any of the Holders. (Section 6.3). The Indenture provides that the Holders of a majority in principal amount of the outstanding Junior Subordinated Debt Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, with respect to the Junior Subordinated Debt Securities. (Section 5.12) The right of a Holder to institute a proceeding with respect to the Indenture is subject to certain conditions precedent including notice and indemnity to the Indenture Trustee, but the Holder has an absolute right to receipt of principal, premium, if any, and interest on the Junior Subordinated Debt Securities at the Stated Maturity (or, in the case of redemption, on the Redemption Date) or to institute suit for the enforcement thereof. (Sections 5.7 and 5.8)

     The Holders of not less than a majority in principal amount of the Outstanding Junior Subordinated Debt Securities may on behalf of the Holders of all the Junior Subordinated Debt Securities waive any past defaults except (a) a default in payment of the principal of (or premium, if any) or interest on any Junior Subordinated Debt Security and (b) a default in respect of a covenant or provision of the Indenture which cannot be amended or modified without the consent of the Holder of each affected Junior Subordinated Debt Security; provided, however, that if the Junior Subordinated Debt Securities are held by a Williams Trust or a trustee of such trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in liquidation preference of Trust Securities of the applicable Williams Trust shall have consented to such waiver or modification to such waiver; provided further, that if the consent of the Holder of each outstanding Junior Subordinated Debt Security is required, such waiver shall not be effective until each holder of the Trust Securities of the applicable Williams Trust shall have consented to such waiver. (Section 5.13). The Indenture requires the Company to furnish to the Indenture Trustee an annual statement as to defaults, if any, by the Company under the Indenture. (Section 10.4)

     Modifications and Amendments. Modifications and amendments to the Indenture may be made by the Company and the Indenture Trustee with the consent of the Holders of a majority in principal amount of the Junior Subordinated Debt Securities at the time outstanding of each series which is affected thereby, provided, that no such modification or amendment may, without the consent of the Holder of each Junior Subordinated Debt Security affected thereby: (i) modify the terms of payment of principal, premium, if any, or interest or modify the subordination provisions in a manner adverse to the holders; or (ii) reduce the percentage of Holders of Junior Subordinated Debt Securities necessary to modify or amend the Indenture or waive compliance by the Company with any covenant or past default or (iii) remove or impair the rights of any holder to bring a Direct Action under certain circumstances, provided, further, that if the Junior Subordinated Debt Securities of such series are held by a Williams Trust or a trustee of such trust, such supplemental indenture shall not be effective until the holders of a majority in liquidation preference of Trust Securities of the applicable Williams Trust shall have consented to such supplemental indenture; provided further, that if the consent of the Holder of each outstanding Junior Subordinated Debt Security is required, such supplemental indenture shall not be effective until each holder of the Trust Securities of the applicable Williams Trust shall have consented to such supplemental indenture. (Section 9.2)

     Discharge and Defeasance. The Company may discharge all of its obligation (except those set forth below) to holders of any series of Junior Subordinated Debt Securities issued under the Indenture, which Junior Subordinated Debt Securities have not already been delivered to the Indenture Trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year (or are to be called for redemption within one year) by depositing with the Indenture Trustee an amount certified to be sufficient to pay when due the principal of and premium, if any, and interest on all outstanding Junior Subordinated Debt Securities of such series and to make any mandatory sinking fund payments thereon when due. (Section 4.1)

     Unless otherwise specified in the applicable Prospectus Supplement with respect to the Junior Subordinated Debt Securities of a series, the Company, at its option, (i) will be discharged from any and all obligations in respect of the Junior Subordinated Debt Securities of such series (except for certain obligations to pay all expenses of the applicable Williams Trust, to register the transfer or exchange of Junior Subordinated Debt Securities of such series, to replace mutilated, defaced, destroyed, lost or stolen Junior Subordinated Debt Securities of such series, and to maintain Paying Agents and hold monies for payment in trust), or (ii) need not comply with certain covenants specified in the applicable Prospectus Supplement with respect to the Junior Subordinated Debt Securities of that series, and the occurrence of an event described in clause (d) under "Events of Default" above with respect to any defeased covenant and clause (f) of the "Events of Default" above shall no longer be an Event of Default if, in either case, the Company deposits with the Indenture Trustee, in trust, money or U.S. Government Obligations that through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of (and premium, if any) and any interest on the Junior Subordinated Debt Securities of such series on the dates such payments are due (which may include one or more redemption dates designated by the Company) in accordance with the terms of such Junior Subordinated Debt Securities. Such a trust may only be established, if, among other things, the Company shall have delivered an Opinion of Counsel, which, in the case of a discharge pursuant to clause (i), must be based upon a ruling or administrative pronouncement of the Internal Revenue Service, to the effect that the Holders of the Junior Subordinated Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit or defeasance and will be subject to federal income tax in the same manner as if such defeasance had not occurred. (Sections 4.2, 4.3 and 4.4) In the event the Company omits to comply with its remaining obligations under the Indenture after a defeasance of the Indenture with respect to the Junior Subordinated Debt Securities of any series as described under clause (ii) above and the Junior Subordinated Debt Securities of such series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the Indenture Trustee may be insufficient to pay amounts due on the Junior Subordinated Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments.

     Concerning the Indenture Trustee. The Indenture Trustee is the trustee under indentures pursuant to which various debt securities of the Company have been issued and participates in the Company's principal bank agreement (the borrowings under which constitute Senior Indebtedness). The Company and certain of its subsidiaries also maintain bank accounts, borrow money and have other customary commercial banking or investment banking relationships with the Indenture Trustee in the ordinary course of business.

     Global Securities. The Indenture provides that the registered Junior Subordinated Debt Securities of a series may be issued in the form of one or more fully registered Global Securities (a "Registered Global Security") that will be deposited with a depositary (a "Depositary") or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or a nominee thereof. (Section 3.1) In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Junior Subordinated Debt Securities to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole for Junior Subordinated Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. The Depositary currently accepts only debt securities that are payable in U.S. dollars. The specific terms of the depositary arrangement with respect to any portion of a series of Junior Subordinated Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series.

     Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Junior Subordinated Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

     So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Junior Subordinated Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Junior Subordinated Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal, premium, if any, and interest payments on Junior Subordinated Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Company, the Indenture Trustee or any other agent of the Company or agent of the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for any Junior Subordinated Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     If the Depositary for any Junior Subordinated Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, the Company will issue such Junior Subordinated Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Junior Subordinated Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Junior Subordinated Debt Securities of such series in definitive form in exchange for all of the Registered Global Security or Securities representing such Junior Subordinated Debt Securities. Any Junior Subordinated Debt Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the relevant Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.

     The Junior Subordinated Debt Securities of a series may also be issued in the form of one or more bearer global Securities (a "Bearer Global Security") that will be deposited with a common depositary for Euro-clear and Cedel Bank, societe anonyme, or with a nominee for such depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Junior Subordinated Debt Securities to be represented by a Bearer Global Security will be described in the Prospectus Supplement relating to such series.

     Ranking of Junior Subordinated Debt Securities. The Junior Subordinated Debt Securities will be subordinated and junior in right of payment to certain indebtedness of the Company to the extent set forth in the Prospectus Supplement that will accompany this Prospectus and will rank pari passu with the 9.60% Quarterly Income Capital Securities of the Company.

     Certain Provisions Applicable to Williams Trusts. In the event Junior Subordinated Debt Securities of a series are issued and sold to a Williams Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Williams Trust, such Junior Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such Williams Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Junior Subordinated Debt Securities will be issued to a Williams Trust, or a trustee of such trust, in connection with the issuance of Trust Securities by such Williams Trust. If Junior Subordinated Debt Securities are issued to a Williams Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Williams Trust and (i) there shall have occurred and be continuing an Event of Default, (ii) the Company shall be in default with respect to its payment of any obligations under the related Guarantee, or (iii) the Company shall have given notice of its election to defer payments of interest on such Junior Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), and (b) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to such

Junior Subordinated Debt Securities. The foregoing, however, will not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid.

     In the event Junior Subordinated Debt Securities are issued to a Williams Trust or a trustee of such trust in connection with the issuance of Trust Securities of such Williams Trust, for so long as such Trust Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100% ownership of the Common Securities of such Williams Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, (ii) to not voluntarily dissolve, wind-up or terminate such Williams Trust, except in connection with a distribution of Junior Subordinated Debt Securities upon a Special Event and in connection with certain mergers, consolidations or amalgamations permitted by the Declaration of the applicable Williams Trust,
(iii) to timely perform its duties as Sponsor of the applicable Williams Trust and (iv) to use its reasonable efforts to cause such Williams Trust (a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Williams Trust, the redemption of all of the Trust Securities of such Williams Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Williams Trust, and
(b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes. (Section 10.5)

                      DESCRIPTION OF PREFERRED SECURITIES

     The following description sets forth certain general terms and provisions of the Preferred Securities to which any Prospectus Supplement may relate. The particular terms of the Preferred Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Preferred Securities so offered will be described in the Prospectus Supplement relating to such Preferred Securities. The description does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the forms of Declarations, which are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

     Each Williams Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each Williams Trust authorizes the Regular Trustees of such Williams Trust to issue on behalf of such Williams Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration of the Williams Trust issuing such Preferred Securities or made part of such Declaration by the Trust Indenture Act. Reference is made to any Prospectus Supplement relating to the Preferred Securities of a Williams Trust for specific terms, including (i) the distinctive designation of such Preferred Securities, (ii) the number of Preferred Securities issued by such Williams Trust, (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such Williams Trust and the date or dates upon which such distributions shall be payable, (iv) whether distributions on Preferred Securities issued by such Williams Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such Williams Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such Williams Trust to the Holders of Preferred Securities of such Williams Trust upon voluntary or involuntary dissolution, winding-up or termination of such Williams Trust, (vi) the obligation, if any, of such Williams Trust to purchase or redeem Preferred Securities issued by such Williams Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such Williams Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation, (vii) the voting rights, if any, of Preferred Securities issued by such Williams Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more Williams Trusts, or of both, as a condition to specified action or amendments to the Declaration of such Williams Trust, and (viii) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such Williams Trust consistent with the Declaration of such Williams Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Preferred Securities, each Williams Trust will issue one series of Common Securities. The Declaration of each Williams Trust authorizes the Regular Trustees of such trust to issue on behalf of such Williams Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by such Williams Trust will be substantially identical to the terms of the Preferred Securities issued by such Williams Trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata with such Preferred Securities except that, upon an Event of Default under the Declaration of such Williams Trust, the rights of the holders of such Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of such Preferred Securities. Except in certain limited circumstances, the Common Securities of a Williams Trust will also carry the right to vote and to appoint, remove or replace any of the Williams Trustees of such Williams Trust. All of the Common Securities of a Williams Trust will be directly or indirectly owned by the Company.

     If an Event of Default with respect to a Declaration of any Williams Trust occurs and is continuing, then the holders of Preferred Securities of such Williams Trust would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Junior Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of such Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under such Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any holder of such Preferred Securities may directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If an Event of Default with respect to the Declaration of any Williams Trust has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of such Williams Trust may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of such Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Junior Subordinated Debt Securities without first (i) directing the Institutional Trustee to enforce the terms of the Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Company to enforce the Institutional Trustee's Rights under the Junior Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of such Preferred Securities under such Declaration to the extent of any payment made by the Company to such holder of such Preferred Securities in such Direct Action. Consequently, the Company will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from a Williams Trust. The holders of Preferred Securities of a Williams Trust will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

                           DESCRIPTION OF GUARANTEES

     Set forth below is a summary of information concerning the Guarantees that will be executed and delivered by the Company for the benefit of the holders, from time to time, of Preferred Securities. Each Guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as indenture trustee under each Guarantee (the "Guarantee Trustee"). The terms of each Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities of a Williams Trust.

GENERAL

     Pursuant to and to the extent set forth in each Guarantee, the Company will irrevocably and unconditionally agree to pay in full to the holders of the Preferred Securities issued by a Williams Trust (except to the extent paid by such Williams Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such Williams Trust may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accrued and unpaid distributions that are required to be paid on such Preferred Securities, to the extent such Williams Trust has funds available therefor, and
(ii) the redemption price of $25 per Preferred Security, plus all accrued and unpaid distributions (the "Redemption Price"), to the extent such Williams Trust has funds available therefor, with respect to any Preferred Securities called for redemption by such Williams Trust, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Williams Trust (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment or (b) the amount of assets of such Williams Trust remaining for distribution to holders of such Preferred Securities in liquidation of such Williams Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing such Williams Trust to pay such amounts to such holders.

     Each Guarantee will be a guarantee on a subordinated basis with respect to the Preferred Securities issued by a Williams Trust from the time of issuance of such Preferred Securities but will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of such Williams Trust, except to the extent such Williams Trust shall have funds available therefor. If the Company does not make interest payments on the Junior Subordinated Debt Securities purchased by a Williams Trust, such Williams Trust will not pay distributions on the Preferred Securities issued by such Williams Trust and will not have funds available therefor. See "Description of Junior Subordinated Debt Securities." The Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debt Securities, the Indenture and the Declaration of any Williams Trust, including its obligations to pay costs, expenses, debts and liabilities of such Williams Trust (other than with respect to Trust Securities) will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities issued by such Williams Trust.

CERTAIN COVENANTS OF THE COMPANY

     In each Guarantee, the Company will covenant that, so long as any Preferred Securities issued by a Williams Trust remain outstanding, if there shall have occurred any event that would constitute an Event of Default under such Guarantee or the Declaration of such Williams Trust, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) and (b) the Company shall not make any payment of interest on, or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank pari passu with or junior to such Junior

Subordinated Debt Securities. Each Guarantee, however, will except from the foregoing any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid.

MODIFICATION OF THE GUARANTEES; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities to which a Guarantee relates (in which case no vote will be required), each Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding related Preferred Securities issued by a Williams Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the related Preferred Securities of a Williams Trust then outstanding.

EVENTS OF DEFAULT

     An Event of Default under a Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the Preferred Securities to which a Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee Trustee's rights under a Guarantee, any holder of related Preferred Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under such Guarantee without first instituting a legal proceeding against the Williams Trust that issued such Preferred Securities, the Guarantee Trustee or any other person or entity. A holder of Preferred Securities may also directly institute a legal proceeding against the Company to enforce such holder's right to receive payment under such Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against the Williams Trust that issued such Preferred Securities or any other person or entity.

     The Company will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under each of the Guarantees and as to any default in such performance.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to a Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to a Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Guarantee at the request of any holder of Preferred Securities to which such Guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEES

     Each Guarantee will terminate as to the Preferred Securities issued by a Williams Trust upon full payment of the Redemption Price of all Preferred Securities of such Williams Trust, upon distribution of the Junior Subordinated Debt Securities held by such Williams Trust to the holders of the Preferred Securities of such Williams Trust or upon full payment of the amounts payable in accordance with the Declaration of such Williams Trust upon liquidation of such Williams Trust. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of related Preferred Securities issued by a Williams Trust must restore payment of any sums paid under such Preferred Securities or such Guarantee.

STATUS OF THE GUARANTEES

     Each Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all other liabilities of the Company and pari passu with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by a Williams Trust by acceptance thereof agrees to the subordination provisions and other terms of the applicable Guarantee.

     Each Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under a Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

     The Guarantees will be governed by, and construed in accordance with, the internal laws of the State of New York.

                              PLAN OF DISTRIBUTION

     Any Williams Trust may sell Preferred Securities in one or more of the following ways from time to time: (i) to or through underwriters or dealers,
(ii) directly to purchasers, or (iii) through agents. Any such underwriters,
dealers or agents may include                  . The Prospectus Supplement with
respect to any Offered Securities will set forth (i) the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers or agents, (ii) the purchase price of the Offered Securities and the proceeds to the Company or a Williams Trust as the case may be, from such sale,
(iii) any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, (iv) any initial public offering prices, (v) any discounts or concessions allowed or reallowed or paid to dealers and (vi) any securities exchange on which such Offered Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

     If dealers are utilized in the sale of Offered Securities, the Company or the applicable Williams Trust will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Any series of Preferred Securities may be sold from time to time either directly by a Williams Trust or by its designated agents. Any agent involved in the offer or sale of the Offered Securities in respect to which this Prospectus is delivered will be named, and any commissions payable by the Company or the applicable Williams Trust to such agent will be set forth in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     The Preferred Securities may be sold directly by a Williams Trust to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     If so indicated in the Prospectus Supplement, the Company or the applicable Williams Trust will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Offered Securities from the Company or such Williams Trust at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts (the "Contracts") providing for payment and delivery on a specified date or dates in the future. Such Contracts will not be subject to any conditions except (a) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (b) if the Offered Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by the Contracts. The Prospectus Supplement will set forth the commission payable for solicitation of such Contracts.

     Agents, dealers and underwriters may be entitled, under agreements with the Company or a Williams Trust, to indemnification by the Company or the applicable Williams Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company or a Williams Trust in the ordinary course of business.

     Each series of Offered Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Offered Securities are sold for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Offered Securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the Offered Securities.

                                 LEGAL MATTERS

     The validity of the Preferred Securities, the Junior Subordinated Debt Securities, the Guarantee and certain matters relating thereto will be passed upon by William G. Von Glahn, Esq., Senior Vice President and General Counsel of the Company. Certain matters of Delaware law will be passed upon for the Company and Williams Capital by Morris, James, Hitchens & Williams, Wilmington, Delaware. Certain United States federal income tax matters will be passed upon for the Company and Williams Capital by Davis Polk & Wardwell, New York, New York. Certain legal matters will be passed upon for the Underwriters by Davis Polk & Wardwell, New York, New York.

                                    EXPERTS

     The consolidated financial statements and schedules of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. The financial statements and schedules referred to above are incorporated herein by reference in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

             ------------------------------------------------------
             ------------------------------------------------------
  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE WILLIAMS COMPANIES, INC., WILLIAMS CAPITAL I OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE WILLIAMS COMPANIES, INC. OR WILLIAMS CAPITAL I SINCE THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
           PROSPECTUS SUPPLEMENT
Summary...............................
Risk Factors..........................
Use of Proceeds.......................
Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock
  Dividends...........................
Accounting Treatment..................
Capitalization........................
Description of the Preferred
  Securities..........................
Description of the Junior Subordinated
  Debt Securities.....................
Description of Guarantee..............
Effect of Obligations Under the Junior
  Subordinated Debt Securities and the
  Guarantee...........................
United States Federal Income
  Taxation............................
Underwriting..........................
Legal Matters.........................

                 PROSPECTUS
Available Information.................
Incorporation of Certain Documents by
  Reference...........................
The Company...........................
Williams Trusts.......................
Use of Proceeds.......................
Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock
  Dividends...........................
Description of Junior Subordinated
  Debt Securities.....................
Description of Preferred Securities...
Description of Guarantees.............
Plan of Distribution..................
Legal Matters.........................
Experts...............................

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
                           TRUST PREFERRED SECURITIES

                               WILLIAMS CAPITAL I
                             % TRUST PREFERRED SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                          THE WILLIAMS COMPANIES, INC.
                 ---------------------------------------------
                             PROSPECTUS SUPPLEMENT
                                            , 1997
                 ---------------------------------------------
                             (INCLUDING PROSPECTUS
                          DATED                ,1997)

             ------------------------------------------------------
             ------------------------------------------------------

PROSPECTUS
                          THE WILLIAMS COMPANIES, INC.

                         COMMON STOCK, PREFERRED STOCK,
                                DEBT SECURITIES,
                     WARRANTS TO PURCHASE COMMON STOCK AND
                      WARRANTS TO PURCHASE DEBT SECURITIES

                            ------------------------
     The Williams Companies, Inc. (the "Company") may offer and sell from time to time (a) shares of its Common Stock, $1.00 par value per share ("Common Stock"), accompanied by preferred stock purchase rights ("Rights"), (b) shares of its Preferred Stock, $1.00 par value per share ("Preferred Stock"), in one or more series, (c) unsecured debentures, notes or other evidences of indebtedness ("Debt Securities"), (d) warrants to purchase shares of Common Stock ("Stock Warrants"), and (e) warrants to purchase Debt Securities ("Debt Warrants" and, collectively with Common Stock, Rights, Preferred Stock, Debt Securities and Stock Warrants, the "Securities"), or any combination of the foregoing, either individually or as units consisting of one or more of Securities, each on terms to be determined at the time of sale, with an initial offering price not to exceed $430,000,000 in the aggregate (or the equivalent in foreign denominated currency or units based on or related to currencies, including European Currency Units). All specific terms of the offering and sale of the Securities, including the specific (a) designation, rights, preferences, privileges and restrictions of the Preferred Stock, including dividend rate or rates (or method of ascertaining the same), dividend payment dates, voting rights, liquidation preference, and any conversion, exchange, redemption or sinking fund provisions,
(b) designation, rights and restrictions of the Debt Securities, including whether the Debt Securities are senior or subordinated, the currencies or composite currencies in which the Debt Securities are denominated, the aggregate principal amount, the maturity, rate and time of payment of interest, and any conversion, exchange, redemption or sinking fund provisions, and (c) initial public offering price, listing on any securities exchange, and the agents, dealers or underwriters, if any, to be utilized in connection with the sale of the Securities, will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement"). With regard to the Stock Warrants and Debt Warrants, if any, the Prospectus Supplement will contain a description of the Common Stock and Debt Securities, respectively, for which each warrant is exercisable and the offering price, if any, exercise price, duration, detachability, call provisions and other principal terms of the warrants. Debt Securities of a series may be issuable as individual securities in registered form without coupons or in bearer form with or without coupons attached. Debt Warrants may be offered with the Debt Securities or separately. Securities may be sold for U.S. dollars, foreign denominated currency or currency units; principal of and any interest on Debt Securities may likewise be payable in U.S. dollars, foreign denominated currency or currency units -- in each case, as the Company specifically designates. The managing underwriters with respect to each series sold to or through underwriters will be named in the Prospectus Supplement.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

     The Securities may be offered through dealers, through underwriters or through agents designated from time to time as set forth in the Prospectus Supplement. Net proceeds to the Company will be the purchase price in the case of a dealer, the public offering price less discount in the case of an underwriter or the purchase price less commission in the case of an agent -- in each case, less other expenses attributable to issuance and distribution. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

     This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of the Securities other than the Securities described in the accompanying Prospectus Supplement.

               , 1997

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") in Washington, D.C., a Registration Statement on From S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. Certain portions of the Registration Statement have not been included in this Prospectus as permitted by the Commission's rules and regulations. For further information, reference is made to the Registration Statement and the exhibits thereto. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. The Registration Statement (with exhibits), as well as such reports and other information filed by the Company with the Commission, can be inspected and copied at the public reference facilities maintained by the Commission at its principal offices at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and its regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuer, such as the Company that file electronically with the Commission. In addition, certain other securities of the Company are listed on the New York Stock Exchange and the Pacific Stock Exchange, and copies of reports and other material concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104 or 233 South Beaudry Avenue, Los Angeles, California 90012.
                            ------------------------

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.
                            ------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission under the Exchange Act are incorporated herein by reference.

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

          2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

          3. Current Reports on Form 8-K of the Company dated January 21, 1996, July 21, 1996 and December 30, 1996.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. Written or oral requests for such copies should be directed to:
The Williams Companies, Inc., One Williams Center, Tulsa, Oklahoma 74172,
Attention: Corporate Secretary, (918) 588-2000.
                            ------------------------

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS, IF ANY, MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON ANY EXCHANGES ON WHICH THE SECURITIES ARE LISTED, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                  THE COMPANY

     The Company, through subsidiaries, is engaged in the transportation and sale of natural gas and related activities, natural gas gathering, processing and production activities, the transportation of petroleum products, natural gas trading, natural gas liquids marketing and provides a variety of other products and services to the energy industry. The Company also is engaged in the telecommunications business. The Company's subsidiaries own and operate: (i) five interstate natural gas pipeline systems; (ii) a common carrier crude and petroleum products pipeline system; and (iii) natural gas gathering and processing facilities and production properties. The Company also trades natural gas and markets natural gas liquids. The Company's telecommunications subsidiaries offer data, voice and video-related products and services and customer premises equipment nationwide. The Company also has investments in the equity of certain other companies.

     Substantially all operations of the Company are conducted through subsidiaries. The Company performs management, legal, financial, consultative, administrative and other services for its subsidiaries. The Company's principal sources of cash are from dividends and advances from its subsidiaries, investments, payment by subsidiaries for services rendered by its staff and interest payments from subsidiaries on cash advances. The amount of dividends available to the Company from subsidiaries largely depends upon each subsidiary's earnings and operating capital requirements. The terms of certain subsidiaries' borrowing arrangements limit the transfer of funds to the Company.

     The Company was originally incorporated under the laws of the State of Nevada in 1949 and was reincorporated under the laws of the State of Delaware in 1987. The Company maintains its principal executive offices at One Williams Center, Tulsa, Oklahoma 74172 (telephone (918) 588-2000).

                                USE OF PROCEEDS

     Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes, including funding of the Company's capital program. The Company anticipates that it will raise additional funds from time to time through equity or debt financings, including further borrowings under its bank Credit Agreement.

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS

     The following table represents the Company's consolidated ratio of earnings to combined fixed charges and Preferred Stock dividend requirements for the periods shown.

   NINE MONTHS                                                           YEAR ENDED DECEMBER 31,
      ENDED                                                     -----------------------------------------
SEPTEMBER 31, 1996                                              1995     1994     1993     1992     1991
------------------                                              -----    -----    -----    -----    -----
      2.22....................................................   2.06     2.15     2.30     1.59     1.43

     For the purpose of this ratio (i) earnings consist of income from continuing operations before fixed charges and income taxes for the Company, its majority-owned subsidiaries and its proportionate share of 50 percent-owned companies, less undistributed earnings of less than 50 percent-owned companies and (ii) fixed charges consist of interest and debt expense on all indebtedness (without reduction for interest capitalized), that portion of rental payments on operating leases estimated to represent an interest factor, plus the pretax effect of preferred dividends of the Company and its subsidiaries.

                           DESCRIPTION OF SECURITIES

     The Company may offer under this Prospectus shares of Common Stock (accompanied by Rights), Preferred Stock, Debt Securities, Stock Warrants or Debt Warrants, or any combination of the foregoing, either individually or as units consisting of one or more Securities, provided that the aggregate initial offering price of the Securities offered by the Company will not exceed $430,000,000. If Securities are offered as units, the terms of the units will be set forth in a Prospectus Supplement.

                          DESCRIPTION OF COMMON STOCK

     The Company is authorized to issue 120,000,000 shares of Common Stock,
$1.00 par value per share. As of September 30, 1996,            shares of Common
Stock were outstanding. The following description of the shares of Common Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the Company's Restated Certificate of Incorporation, which is incorporated by reference in this Registration Statement.

     Holders of Common Stock are entitled to dividends as declared by the Board of Directors. Certain of the Company's loan agreements contain provisions restricting the payment of dividends. Under the most restrictive of such
provisions, the Company had approximately $   million available at September 30,
1996, for the payment of dividends. Debt instruments of certain subsidiaries of the Company limit the amount of dividend payments to the Company which may adversely impact the funds available to the Company to pay dividends on its Common Stock.

     Subject to the rights of the holders of any outstanding shares of Preferred Stock, holders of Common Stock are entitled to cast one vote for each share held of record on all matters. Voting securities do not have cumulative voting rights. This means that the holders of more than 50 percent of the voting power of all securities outstanding voting for the election of directors can elect 100 percent of the directors if they choose to do so; and in such event, the holders of the remaining voting power will not be able to elect any person or persons to the Board of Directors.

     Stockholders have no preemptive or subscription rights upon the issuance of additional shares of the Company's stock of any class or series. Upon liquidation or dissolution of the Company, whether voluntary or involuntary, the holders of Common Stock are entitled to share ratably in the assets of the Company available for distribution after provision for creditors and holders of preferred stock. All of the issued and outstanding Common Stock is duly authorized, validly issued, fully paid and will not be subject to further calls or assessments.

ANTITAKEOVER PROVISIONS

     The provisions of the Company's Restated Certificate of Incorporation summarized in the succeeding paragraphs may be deemed to have an antitakeover effect and may delay a tender offer or takeover attempt which a stockholder might consider in such stockholder's best interest, including those attempts which might result in a premium over the market price for the shares held by stockholders.

     The Board of Directors of the Company is divided into three classes which are elected for three-year terms. Stockholders may only remove any one or all of the directors for cause and by an affirmative vote of 75 percent of the voting power of the stock.

     The Restated Certificate of Incorporation provides that the approval of 75 percent of the voting power of the stock is required for the authorization of certain mergers and sales or leases of substantial parts of the assets of the Company.

     The affirmative vote of 75 percent of the voting power of the stock is required to amend the provisions of the Restated Certificate of Incorporation referred to in the preceding two paragraphs.

     On January 26, 1986, the Board of Directors of the Company declared a dividend distribution of one Right for each outstanding share of Common Stock. Each Right entitles the registered holder to purchase from the Company a unit consisting of one two-hundredth of a share (a "Unit") of Series A Junior Participating Preferred Stock, par value $1 per share (the "Junior Preferred Stock"), at a price of $75 per Unit, subject to adjustment (the "Purchase Price"). This description of the Rights is qualified in its entirety by reference to the Amended and Restated Rights Agreement, dated as of February 6, 1996, between Williams and First Chicago Trust Company of New York (the "Rights Agreement") which is incorporated herein by reference and which is an exhibit to this Registration Statement of which this Prospectus forms a part.

     The Rights attach to all Common Stock certificates representing outstanding shares. No separate Rights certificates have been distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earliest of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20 percent or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 30 percent or more of such outstanding shares, or (iii) ten business days after the Board of Directors of the Company determines any person, alone or together with its affiliates and associates, has become the beneficial owner of an amount of Common Stock which the Board of Directors determines to be substantial (which amount shall in no event be less than 10 percent of the shares of Common Stock outstanding) and at least a majority of the Board of Directors who are not officers of the Company, after reasonable inquiry and investigation, including consultation with such persons as such directors shall deem appropriate, shall determine that (a) such beneficial ownership by such person is intended to cause the Company to repurchase the Common Stock beneficially owned by such persons or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where the Board of Directors determines that the best long-term interests of the Company and its stockholders would not be served by taking such action or entering into such transactions or series of transactions at that time or (b) such beneficial ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company (any such person being referred to herein and in the Rights Agreement as an "Adverse Person"). Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, Rights certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, thereafter, such separate Rights certificates alone will evidence the Rights. Except as otherwise determined by the Board of Directors and as described in the Rights Agreement, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Junior Preferred Stock will be issued.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on February 6, 2006, unless earlier redeemed by the Company as described below.

     In the event that, at any time following the Distribution Date, (i) a Person becomes the beneficial owner of more than 20 percent of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock which the independent directors determine to be fair to and otherwise in the best interests of the Company and its shareholders) or (ii) the Board of Directors determines that a Person is an Adverse Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or Adverse Person shall immediately become null and void. However, Rights are not exercisable following the occurrence of either of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

     In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger which follows an offer described in the preceding paragraph) or (ii) 50 percent or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and the preceding paragraph are referred to as the "Triggering Events."

     The Purchase Price payable, and the number of Units of Junior Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Stock; (ii) if holders of the Junior Preferred Stock are granted certain rights or warrants to subscribe for Junior Preferred Stock or convertible securities at less than the current market price of the Junior Preferred Stock; or (iii) upon the distribution to holders of the Junior Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1 percent of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Junior Preferred Stock on the last trading date prior to the date of exercise.

     At any time until ten days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.05 per Right (the "Redemption Price"), payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors. Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

     Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person or Adverse Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

DESCRIPTION OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

     Units of the Junior Preferred Stock may be purchased pursuant to the terms and conditions of the Rights Agreement. See "Description of Common
Stock -- Antitakeover Provisions." The Restated Certificate of Incorporation authorizes the issuance of 400,000 shares of Junior Preferred Stock, par value $1.00 per share. No shares of Junior Preferred Stock are outstanding. The following summary of the terms and provisions of the Junior Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the Restated Certificate of Incorporation.

DIVIDENDS

     Holders of shares of Junior Preferred Stock are entitled to receive, when and if declared by the Board of Directors, quarterly dividends payable in cash on the last day of February, May, August and November in each year in an amount per share equal to the greater of (a) $20 or (b) subject to the adjustments set forth below, 200 times the aggregate per share amount of all cash dividends and 200 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared on the Common Stock since the immediately preceding quarterly dividend payment date, or with respect to the first quarterly dividend payment date since the first issuance of any share or fraction of a share of Junior Preferred Stock. The amount specified in clause
(a) and (b) of the preceding sentence shall be adjusted in the event of any stock dividend, any stock split, recombination or any reclassification with respect to the Common Stock.

     If dividends are not paid in full upon the Junior Preferred Stock and any other preferred stock ranking on a parity as to dividends with the Junior Preferred Stock, all dividends declared upon shares of Junior Preferred Stock and such other preferred stock will be declared pro rata so that in all cases the amount of dividends declared per share on the Junior Preferred Stock and such other preferred stock bear to each other the same ratio that accumulated dividends per share on the shares of the Junior Preferred Stock and such other preferred stock bear to each other. Except as set forth above, unless full cumulative dividends on the Junior Preferred Stock have been paid, dividends (other than in Common Stock) may not be paid or declared and set aside for payment and other distributions may not be made upon the Common Stock or on any other stock of the Company ranking junior to or on a parity with the Junior Preferred Stock as to dividends. In such a situation, no Common Stock or any other stock of the Company ranking junior to or on a parity with the Junior Preferred Stock as to dividends may be redeemed, purchased or otherwise acquired for any consideration by the Company or by any subsidiary of the Company (except by conversion into or exchange for stock of the Company ranking junior to the Junior Preferred Stock as to dividends).

     The Board of Directors may establish a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

VOTING RIGHTS

     Each share of Junior Preferred Stock shall entitle the holder thereof to 200 votes on all matters submitted to a vote of the stockholders of the Company. This number is subject to adjustment in the event of any stock dividend, any stock split, recombination or any reclassification with respect to the Common Stock. If the equivalent of six quarterly dividends payable on any Junior Preferred Stock is in arrears, the number of directors of the Company will be increased by two and the holders of all outstanding shares of preferred stock, voting as a single class without regard to series, will be entitled to elect the additional two directors until all dividends in arrears have been paid or declared and set apart for payment.

LIQUIDATION RIGHTS

     In the event of any liquidation, dissolution or winding up of the Company, the holders of shares of Junior Preferred Stock are entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution of assets is made to holders of Common Stock, but after any distribution of assets is made to holders of Preferred Stock, liquidating distributions in the amount of $200 per share plus accumulated and unpaid dividends (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of Junior Preferred Stock, unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing the Series A Liquidation Preference by 200, as adjusted to reflect stock splits, stock dividends and recapitalizations with respect to the Common Stock (the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Junior Preferred

Stock and Common Stock, respectively, holders of Junior Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one. If upon any liquidation, dissolution or winding up of the Company, the amount payable with respect to the Junior Preferred Stock and any other preferred stock ranking as to any such distribution on a parity with the Junior Preferred Stock are not paid in full, the holders of the Junior Preferred Stock and of such other preferred stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

     In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock. Neither a consolidation or merger of the Company with another corporation nor a sale or transfer of all or part of the Company's assets for cash or securities shall be considered a liquidation, dissolution or winding up of the Company.

                         DESCRIPTION OF PREFERRED STOCK

     Under the Company's Restated Certificate of Incorporation, as amended, the Company is authorized to issue up to 30,000,000 shares of Preferred Stock, par value $1.00 per share, in one or more series. The following description of Preferred Stock sets forth certain general terms and provisions of the series of Preferred Stock to which any Prospectus Supplement may relate. Certain other terms of a particular series of Preferred Stock will be described in the Prospectus Supplement relating to such series of Preferred Stock. If so indicated in the Prospectus Supplement relating thereto, the terms of any such series of Preferred Stock may differ from the terms set forth below. The description of Preferred Stock set forth below and the description of the terms of a particular series of Preferred Stock set forth in the Prospectus Supplement relating thereto do not purport to be complete and are qualified in their entirety by reference to the Restated Certificate of Incorporation and to the certificate of designation relating to that series.

     As of September 30, 1996, there were           shares of the Company's
$2.21 Cumulative Preferred Stock outstanding with a liquidation preference of $25 per share.

     The Preferred Stock will rank senior to the Company's Junior Preferred Stock as to dividends and amounts payable upon liquidation.

     The rights of the holders of each series of Preferred Stock will be subordinate to those of the Company's general creditors.

GENERAL

     The designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of the Preferred Stock of each series shall be such as are stated and expressed in the Restated Certificate of Incorporation and, to the extent not stated and expressed therein, shall be such as may be fixed by the certificate of designation relating to such series. A Prospectus Supplement, relating to each series, shall specify the terms of the Preferred Stock as follows:

          (a) the distinctive designation of such series and the number of shares which shall constitute such series;

          (b) the rate of dividends, if any, payable on shares of such series, the dates, if any, from which such dividends shall accrue, the dates when such dividends shall be payable, and whether such dividends shall be cumulative or noncumulative;

          (c) the amounts which the holders of the Preferred Stock of such series shall be entitled to be paid in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company;

          (d) whether or not the Preferred Stock of such series shall be redeemable and at what times and under what conditions and the amount or amounts payable thereon in the event of redemption; and

          (e) may, in a manner not inconsistent with the provisions of the Restated Certificate of Incorporation, (i) limit the number of shares of such series which may be issued; (ii) provide for a sinking fund for the purchase or redemption or a purchase fund for the purchase of shares of such series and the terms and provisions governing the operation of any such fund and the status as to reissue of shares of Preferred Stock purchased or otherwise reacquired or redeemed or retired through the operation thereof; (iii) grant voting rights to the holder of shares of such series, in addition to and not inconsistent with those granted by the Restated Certificate of Incorporation to the holders of Preferred Stock;
     (iv) impose conditions or restrictions upon the creation of indebtedness of the Company or upon the issue of additional Preferred Stock or other capital stock ranking equally therewith or prior thereto as to dividends or distribution of assets on liquidation; (v) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisition of, junior stock; (vi) grant to the holders of the Preferred Stock of such series the right to convert such stock into shares of another series or class of capital stock; and (vii) grant such other special rights to the holders of shares of such series as the Board of Directors may determine and as shall not be inconsistent with the provisions of the Restated Certificate of Incorporation.

DIVIDENDS

     Subject to any limitations specified in the certificate of designation providing for the issuance thereof, the holders of the Preferred Stock of any series shall be entitled to receive, when and as declared by the Board of Directors, preferential dividends in cash, at the rate per annum, if any, fixed for such series, payable on such dates as may be specified in the certificate of designation providing for the issuance of Preferred Stock of such series, to stockholders of record on a date, preceding each such dividend payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend. Each share of Preferred Stock shall rank on a parity with each other share of Preferred Stock, irrespective of series, with respect to preferential dividends accrued on the shares of such series, and no dividend shall be declared or paid or set apart for payment for the Preferred Stock of any series unless at the same time a dividend in like proportion to the dividends accrued upon the Preferred Stock of each other series shall be declared or paid or set apart for payment, as the case may be, on Preferred Stock of each other series then outstanding; but this does not prevent the authorization or issuance of one or more series of Preferred Stock bearing dividends subject to contingencies as to the existence or amount of earnings of the Company during one or more fiscal periods, or as to other events, to which dividends on other series of Preferred Stock are not subject.

     So long as any shares of Preferred Stock shall remain outstanding, in no event shall any dividends whatsoever, whether in cash, stock or otherwise, be paid or declared, or any distribution be made on any class of junior stock, nor shall any shares of Preferred Stock (subject to certain limited exceptions) or junior stock be purchased, retired or otherwise acquired for a valuable consideration by the Company, unless all dividends accrued on outstanding shares of Preferred Stock for all past dividend periods shall have been paid, or declared and a sum sufficient for the payment thereof set apart.

     Certain of the Company's loan agreements contain provisions restricting the payment of dividends. Under the most restrictive of such provisions, the Company had approximately $698 million available at March 31, 1993, for the payment of dividends. In addition, the ability of the Company, as a holding company, to pay dividends on the Preferred Stock will depend upon the payment of dividends, interest or other charges by subsidiaries to it. Debt instruments of certain subsidiaries of the Company limit the amount of payments to the Company which could affect the amount of funds available to the Company to pay dividends on the Preferred Stock. However, based on the current financial status of its subsidiaries, the Company believes that such restrictions will not impair the Company's ability to pay dividends on the Preferred Stock.

     First Chicago Trust Company of New York is the registrar, transfer agent and dividend disbursing agent for the shares of the Preferred Stock.

REDEMPTION

     The Company, at the option of the Board of Directors, may redeem all or any part of the Preferred Stock of any series which by its terms is redeemable, at the time or times and on the terms and conditions fixed for such series, upon notice duly given in the manner provided in the certificate of designation providing for such series, by paying therefor in cash the sum fixed for such series, together, in each case, with an amount equal to accrued and unpaid dividends thereon. The certificate of designation providing for a series subject to redemption may provide that when notice of redemption of all or part of the shares of such series shall have been given, and the redemption price of such shares, together with accrued dividends to the date fixed as the redemption date, has been set aside by the Company, or deposited with a suitable depositary, for the pro rata benefit of the holders of the shares called for redemption, then the shares so called shall no longer be deemed outstanding, and all rights with respect to such shares, including the accrual of further dividends, other than the right to receive the redemption price of such shares without interest, shall cease.

VOTING RIGHTS

     Except as stated herein or expressly provided by law or except as may be provided for any series of Preferred Stock by the certificate of designation relating thereto, the Preferred Stock shall have no right or power to vote on any question or in any proceeding or to be represented at or to receive notice of any meeting of stockholders. On any matters on which the holders of the Preferred Stock or any series thereof shall be entitled to vote separately as a class or series, they shall be entitled to one vote for each share held.

     So long as any shares of Preferred Stock are outstanding, the Company shall not, without the consent of the holders of at least a majority of the number of shares of the Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at any annual meeting, or any special meeting called for the purpose, purchase, redeem or otherwise acquire for value any shares of the Preferred Stock or of any other stock ranking on a parity with the Preferred Stock in respect of dividends or distribution of assets on liquidation during the continuance of any default in the payment of dividends on the Preferred Stock.

LIQUIDATION RIGHTS

     In the event of any liquidation, dissolution or winding up of the affairs of the Company, voluntary or involuntary, then, before any distribution or payment can be made to the holders of any class of stock of the Company ranking junior to the Preferred Stock as to dividends or distribution of assets on liquidation, the holders of the Preferred Stock of the respective series shall be entitled to be paid in full the respective amount fixed, with respect to liquidation, dissolution or winding up, voluntary or involuntary, as the case may be, in the certificate of designation providing for the issue of shares of such series, plus a sum equal to all accrued and unpaid dividends thereon to the date of payment thereof. After such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the Company shall be distributed among the holders of the stocks of the Company ranking junior to the Preferred Stock according to their respective rights. In the event that the assets of the Company available for distribution to holders of Preferred Stock shall not be sufficient to make the payment herein required to be made in full, such assets shall be distributed to the holders of the respective shares of Preferred Stock pro rata in proportion to the amounts payable upon each share thereof.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will constitute either senior or subordinated debt of the Company and will be issued, in the case of Debt Securities that will be senior debt, under an indenture (the "Senior Debt Indenture"), between the Company and Chemical Bank, as Trustee, and, in the case of Debt Securities that will be subordinated debt, under an indenture (the "Subordinated Debt Indenture"), between the Company and Chemical Bank, as Trustee. The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." Chemical Bank is hereinafter referred to as the "Trustee." The forms of the Indentures are filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Indentures and the Debt Securities do not purport to be complete and such summaries are subject to the detailed provisions of the applicable Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein, and for other information regarding the Debt Securities. Numerical references in parentheses below are to sections in the applicable Indenture. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Indentures are substantially identical, except for the provisions relating to subordination and the Company's limitation on liens and sale and lease-back transactions. See "Subordinated Debt" and "Certain Covenants of the Company." Neither Indenture contains any covenant or provisions which affords debt holders protection in the event of a highly leveraged transaction.

CERTAIN DEFINITIONS

     Certain terms defined in the Indentures (Article One and Section 3.7) are summarized as follows:

          "Attributable Debt" means, with respect to any sale and lease-back transaction as of any particular time, the present value discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the Company, be extended).

          "Consolidated Funded Indebtedness" means the aggregate of all outstanding Funded Indebtedness of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Consolidated Net Tangible Assets" means the total assets appearing on a consolidated balance sheet of the Company and its consolidated Subsidiaries less, in general: (i) intangible assets; (ii) current and accrued liabilities (other than Consolidated Funded Indebtedness and capitalized rentals or leases), deferred credits, deferred gains and deferred income; (iii) reserves; (iv) advances to finance oil or natural gas exploration and development to the extent that the indebtedness related thereto is excluded from Funded Indebtedness; (v) an amount equal to the amount excluded from Funded Indebtedness representing "production payment" financing of oil or natural gas exploration and development; and (vi) minority stockholder interests.

          "Funded Indebtedness" means any Indebtedness which matures more than one year after the date as of which Funded Indebtedness is being determined less any such Indebtedness as will be retired through or by means of any deposit or payment required to be made within one year from such date under any prepayment provision, sinking fund, purchase fund or otherwise; provided, however, that such term shall not include Indebtedness of the Company or any of its Subsidiaries incurred to finance outstanding advances to others to finance oil or natural gas exploration and development to the extent that the latter are not in default in their obligations to the Company or such Subsidiary, nor shall such term include Indebtedness of the Company or any of its Subsidiaries incurred to finance oil or natural gas exploration and development by means commonly referred to as a "production payment" to the extent that the Company or any of its Subsidiaries have not guaranteed the repayment of the production payment.

          "Holder" means a Person in whose name Securities are registered, or, if not registered, the bearer thereof.

          "Indebtedness" means indebtedness which is for money borrowed from others.

          "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Principal Property" means any natural gas pipeline, gathering property, natural gas processing plant or refined products pipeline located in the United States, except any such property that in the opinion of the Board of Directors is not of material importance to the total business conducted by the Company and its consolidated Subsidiaries; provided that "Principal Property" shall not include (i) any oil or natural gas property or the production or proceeds from production from an oil or natural gas producing property or production or proceeds from production from gas processing plants or oil or natural gas or petroleum products in any pipeline or storage field; (ii) any property owned by Williams Telecommunications Group, Inc. or any of its subsidiaries; and (iii) any property acquired or constructed by any Subsidiary of the Company after the end of the first fiscal quarter immediately preceding the issuance of Securities hereunder.

          "Subsidiary" means any corporation at least a majority of the outstanding securities of which having ordinary voting power shall be owned by the Company and/or another Subsidiary or Subsidiaries.

GENERAL

     Neither of the Indentures limits the amount of Debt Securities, debentures, notes or other evidences of indebtedness that may be issued by the Company or any of its Subsidiaries. The Debt Securities will be unsecured senior or subordinated obligations of the Company. All of the operating assets of the Company and its Subsidiaries are owned by its Subsidiaries. Therefore, the Company's rights and the rights of its creditors, including Holders of Debt Securities, to participate in the assets of any Subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the Subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the Subsidiary. The ability of the Company to pay principal of and interest on the Debt Securities is, to a large extent, dependent upon the receipt by it of dividends or other payments from its Subsidiaries.

     The Indentures provide that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies, including European Currency Units. Special United States federal income tax considerations applicable to any Debt Securities so denominated are described in the relevant Prospectus Supplement.

     Reference is made to the Prospectus Supplement for the following terms of and information relating to the Debt Securities (to the extent such terms are applicable to such Debt Securities): (i) classification as senior or subordinated Debt Securities, the specific designation, aggregate principal amount, purchase price and denomination; (ii) currency or units based on or relating to currencies in which such Debt Securities are denominated and/or in which principal, premium, if any, and/or any interest will or may be payable;
(iii) any date of maturity; (iv) interest rate or rates (or method by which such rate will be determined), if any; (v) the dates on which any such interest will be payable; (vi) the place or places where the principal of and interest, if any, on the Debt Securities will be payable; (vii) any redemption or sinking fund provisions; (viii) whether the Debt Securities will be issuable in registered or bearer form or both and, if Debt Securities in bearer form are issuable, restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of Debt Securities in bearer form; (ix) any applicable United States federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on Debt Securities held by a Person who is not a U.S. Person (as defined in the Prospectus Supplement) in respect of any tax, assessment or governmental charge withheld or deducted, and if so, whether the Company will have the option to redeem such Debt Securities rather than pay such additional amounts; and (x) any other specific terms of the Debt Securities, including any additional events of default or covenants provided for with respect to such Debt Securities, and any terms which may be required by or advisable under United States laws or regulations.

     Debt Securities may be presented for exchange, and registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Debt Securities and the Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the applicable Indenture. Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

     Debt Securities that bear interest will do so at a fixed rate or a floating rate. Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant Prospectus Supplement.

REGISTERED GLOBAL SECURITIES

     The registered Debt Securities of a series may be issued in the form of one or more fully registered global Securities (a "Registered Global Security") that will be deposited with a depositary (the "Depositary"), or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

     Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of Persons that have accounts with such Depositary ("participants"). The accounts to be credited shall be designated by any underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in a Registered Global Security will be limited to participants or Persons that may hold interests through participants. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) or by participants or Persons that hold through participants (with respect to interests of Persons other than participants). So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Registered Global Security for all purposes under the applicable Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or Holders thereof under the applicable Indenture.

     Principal, premium, if any, and interest payments on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Company, the Trustees or any paying agent for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names" and will be the responsibility of such participants.

     If the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within ninety days, the Company will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Registered Global Security or Securities representing such Debt Securities.

SENIOR DEBT

     The Debt Securities and any coupons appertaining thereto (the "Coupons") that will constitute part of the senior debt of the Company will be issued under the Senior Debt Indenture and will rank equally and pari passu with all other unsecured and unsubordinated debt of the Company.

SUBORDINATED DEBT

     The Debt Securities and Coupons that will constitute part of the subordinated debt of the Company will be issued under the Subordinated Debt Indenture and will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all "Senior Indebtedness" of the Company. The Subordinated Debt Indenture defines "Senior Indebtedness" as obligations (other than nonrecourse obligations, the subordinated Debt Securities or any other obligations specifically designated as being subordinate in right of payment to Senior Indebtedness) of, or guaranteed or assumed by, the Company for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation. (Subordinated Debt Indenture, Section 1.1)

     In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of the Company or a substantial part of its property or (b) that (i) a default shall have occurred with respect to the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any Senior Indebtedness or (ii) there shall have occurred an Event of Default (other than a default in the payment of principal, premium, if any, or interest, or other monetary amounts due and payable) with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such Event of Default shall have continued beyond the period of grace, if any, in respect thereof, and such default or Event of Default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of and accrued interest on the subordinated Debt Securities shall have been declared due and payable upon an Event of Default pursuant to Section 5.1 of the Subordinated Debt Indenture and such declaration shall not have been rescinded and annulled as provided therein, then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount unpaid thereon, or provision shall be made for such payment in money or money's worth, before the Holders of any of the subordinated Debt Securities or Coupons are entitled to receive a payment on account of the principal, premium, if any, or interest on the Indebtedness evidenced by such subordinated Debt Securities or any Coupons appertaining thereto. (Subordinated Debt Indenture, Section 13.1) If this Prospectus is being delivered in connection with a series of subordinated Debt Securities, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Indebtedness outstanding as of the end of the most recent fiscal quarter.

CERTAIN COVENANTS OF THE COMPANY

     Liens. The Senior Debt Indenture provides that, subject to certain exceptions, the Company will not, nor will it permit any Subsidiary to, issue, assume or guarantee any Indebtedness secured by a mortgage, pledge, lien, security interest or encumbrance ("mortgage"), upon any of its properties without effectively providing that the senior Debt Securities issued thereunder shall be equally and ratably secured with such Indebtedness. Among the exceptions are purchase money mortgages; preexisting mortgages on any property acquired or constructed by the Company or a Subsidiary and mortgages created within one year after completion of such acquisition or construction; mortgages created on any contract for the sale of products or services related to the operation or use of any property acquired or constructed within one year after completion of such acquisition or construction; mortgages on property of a Subsidiary existing at the time it became a Subsidiary of the Company; mortgages on oil or gas properties owned by the Company or a Subsidiary; other mortgages in an aggregate amount which, at the time of incurrence and together with the Attributable Debt in respect of sale and lease-back transactions permitted by paragraph (a) of Section 3.7 of the Senior Debt Indenture, does not exceed 5 percent of the Consolidated Net Tangible Assets. (Senior Debt Indenture, Section 3.6)

     Limitation on Sale and Lease-Back Transactions. The Senior Debt Indenture provides that the Company will not, nor will it permit any Subsidiary to, sell and lease back for more than three years any Principal Property acquired or placed into service more than 180 days before such lease arrangement, unless (a) the lessee would be entitled to incur indebtedness secured by a mortgage on such Principal Property in a principal amount equivalent to the Attributable Debt in respect of such arrangement without equally and ratably securing the senior Debt Securities issued thereunder or (b) the Company retires Funded Indebtedness or causes Funded Indebtedness to be retired within 90 days of the effective date of such sale and lease-back transaction equal to the net proceeds of such sale. This limitation does not apply to sale and lease-back transactions (i) relating to industrial development or pollution control financing or (ii) involving only the Company and any Subsidiary or Subsidiaries, nor are such transactions included in any computation of Attributable Debt. (Senior Debt Indenture, Section 3.7)

     Consolidation, Merger, Conveyance of Assets. Each Indenture provides that the Company will not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless the corporation formed by such consolidation or into which the Company is merged or the Person which acquires such assets shall expressly assume the Company's obligations under such Indenture and the Debt Securities issued thereunder and immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing. (Section 9.1)

EVENTS OF DEFAULT

     An Event of Default is defined under each Indenture with respect to Debt Securities of any series issued under such Indenture as being: (a) default in payment of any principal of the Debt Securities of such series, either at maturity, upon any redemption, by declaration or otherwise; (b) default for 30 days in payment of any interest on any Debt Securities of such series; (c) default for 90 days after written notice in the observance or performance of any covenant or warranty in the Debt Securities of such series or such Indenture other than a covenant a default in whose performance, or whose breach, is dealt with otherwise below or, if certain conditions are met, the Events of Default described in this clause (c) are the result of changes in generally accepted accounting principles; or (d) certain events of bankruptcy, insolvency or reorganization of the Company. (Section 5.1)

     Each Indenture provides that, (a) if an Event of Default described in clauses (a), (b) or (c) above (if the Event of Default under clause (c) is with respect to less than all series of Debt Securities then outstanding) occurs, the Trustee or the Holders of not less than 25 percent in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding may then declare the entire principal of all Debt Securities of each such affected series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default described in clause (c) above which is applicable to all series of Debt Securities then outstanding or due to certain events of bankruptcy, insolvency and reorganization of the Company, shall have occurred and be continuing, the Trustee or the Holders of not less than 25 percent in principal amount of all Debt Securities issued under such Indenture and then outstanding (treated as one class) may declare the entire principal of all such Debt Securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, premium, if any, or interest on such Debt Securities) by the holders of a majority in aggregate principal amount of the Debt Securities of all such affected series then outstanding. (Sections
5.1 and 5.10)

     Each Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the Holders of Debt Securities (treated as one class) issued under such Indenture before proceeding to exercise any right or power under such Indenture at the request of such Holders. (Section 6.2) Subject to such provisions in each Indenture for the indemnification of the Trustee and certain other limitations, the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected (treated as one class) issued under such Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. (Section 5.9)

     Each Indenture provides that no Holder of Debt Securities issued under such Indenture may institute any action against the Company under such Indenture (except actions for payment of overdue principal or interest) unless such Holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the Holders of not less than 25 percent in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity and the Trustee shall not have instituted such action within 60 days of such request and the Trustee shall not have received direction inconsistent with such written request by the Holders of a majority in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding. (Sections 5.6, 5.7 and 5.9)

     Each Indenture contains a covenant that the Company will file annually with the Trustee a certificate of no default or a certificate specifying any default that exists. (Section 3.5)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     The Company can discharge or defease its obligations under each Indenture as set forth below. (Section 10.1)

     Under terms satisfactory to the Trustee, the Company may discharge certain obligations to Holders of any series of Debt Securities issued under such Indenture which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations (as defined in such Indenture) as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of and interest on such Debt Securities.

     The Company may also, upon satisfaction of the condition listed below, discharge certain obligations to Holders of any series of Debt Securities issued under such Indenture at any time ("defeasance"). Under terms satisfactory to the Trustee, the Company may instead be released with respect to any outstanding series of Debt Securities issued under the relevant Indenture from the obligations imposed by Sections 3.6, 3.7 and 9.1, in the case of the Senior Debt Indenture, and Section 9.1, in the case of the Subordinated Debt Indenture (which contain the covenants described above limiting liens, sale and lease-back transactions and consolidations, mergers and conveyances of assets), and omit to comply with such Sections without creating an Event of Default ("covenant defeasance"). Defeasance or covenant defeasance may be effected only if, among other things: (i) the Company irrevocably deposits with the Trustee cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of and interest on all outstanding Debt Securities of such series issued under such Indenture; (ii) the Company delivers to the Trustee an opinion of counsel to the effect that the Holders of such series of Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred (in the case of a defeasance, such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of such Indenture, since such a result would not occur under current tax law); and (iii) in the case of the Subordinated Debt Indenture (a) no event or condition shall exist that, pursuant to certain provisions described under "Subordinated Debt" above, would prevent the Company from making payments of principal of or interest on the subordinated Debt Securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after such deposit date and (b) the Company delivers to the Trustee for the Subordinated Debt Indenture an opinion of counsel to the effect that (1) the trust funds will not be subject to any rights of holders of Senior Indebtedness and (2) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, except that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, then the Trustee and the Holders of the subordinated Debt Securities would be entitled to certain rights as secured creditors in such trust funds.

MODIFICATION OF THE INDENTURES

     Each Indenture provides that the Company and the Trustee may enter into supplemental indentures (which conform to the provisions of the Trust Indenture Act of 1939) without the consent of the Holders to: (a) secure any Debt Securities; (b) evidence the assumption by a successor Person of the obligations of the Company; (c) add further covenants for the protection of the Holders; (d) cure any ambiguity or correct any inconsistency in such Indenture, so long as such action will not adversely affect the interests of the Holders; (e) establish the form or terms of Debt Securities of any series; and (f) evidence the acceptance of appointment by a successor trustee. (Section 8.1)

     Each Indenture also contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than the majority in principal amount of Debt Securities of each series issued under such Indenture then outstanding and affected (voting as one class) to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the Holders of the Debt Securities of each series so affected; provided that such changes conform to provisions of the Trust Indenture Act of 1939 and provided that the Company and the Trustee may not, without the consent of each Holder of outstanding Debt Securities affected thereby, (a) extend the final maturity of the principal of any Debt Securities, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount) or interest thereon is payable, or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy or alter certain provisions of such Indenture relating to Debt Securities not denominated in U.S. dollars or for which conversion to another currency is required to satisfy the judgment of any court, or impair the right to institute suit for the enforcement of any payment on any Debt Securities when due or (b) reduce the aforesaid percentage in principal amount of Debt Securities of any series issued under such Indenture, the consent of the Holders of which is required for any such modification. (Section 8.2)

     The Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding subordinated Debt Securities without the consent of each Holder of Senior Indebtedness then outstanding that would be adversely affected thereby. (Subordinated Debt Indenture, Section 8.6)

CONCERNING THE TRUSTEE

     Chemical Bank is one of a number of banks with which the Company and its Subsidiaries maintain ordinary banking relationships and with which the Company and its Subsidiaries maintain credit facilities.

                       WARRANTS TO PURCHASE COMMON STOCK

     The following statements with respect to the Stock Warrants are summaries of, and subject to, the detailed provisions of a warrant agreement ("Stock Warrant Agreement") to be entered into by the Company and a warrant agent to be selected at the time of issue (the "Stock Warrant Agent"), filed as an exhibit to the Registration Statement.

GENERAL

     The Stock Warrants, evidenced by warrant certificates (the "Stock Warrant Certificates"), may be issued under the Stock Warrant Agreement independently or together with any Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. If Stock Warrants are offered, the Prospectus Supplement will describe the terms of the warrants, including the following: (i) the offering price, if any; (ii) the designation and terms of the Common Stock purchasable upon exercise of the warrants; (iii) the number of shares of Common Stock purchasable upon exercise of one Stock Warrant and the initial price at which such shares may be purchased upon exercise; (iv) the date on which the right to exercise the Stock Warrants shall commence and the date on which such right shall expire; (v) federal income tax consequences; (vi) call provisions, if any; and (vii) any other terms of the Stock Warrants. The shares of Common Stock issuable upon exercise of the Stock Warrants will, when issued in accordance with the Stock Warrant Agreement, be fully paid and nonassessable.

EXERCISE OF STOCK WARRANTS

     Stock Warrants may be exercised by surrendering to the Stock Warrant Agent the Stock Warrant Certificate signed by the warrantholder, or his duly authorized agent, indicating the warrantholder's election to exercise all or a portion of the Stock Warrants evidenced by the certificate. Surrendered Stock Warrant Certificates shall be accompanied by payment of the aggregate exercise price of the Stock Warrants to be exercised, as set forth in the Prospectus Supplement. Certificates evidencing duly exercised Stock Warrants shall be delivered by the Stock Warrant Agent to the transfer agent for the Common Stock. Upon receipt thereof, the transfer agent shall deliver or cause to be delivered, to or upon the written order of the exercising warrantholder, a certificate representing the number of shares of Common Stock purchased. If fewer than all of the Stock Warrants evidenced by any certificate are exercised, the Stock Warrant Agent shall deliver to the exercising warrantholder a new Stock Warrant Certificate representing the unexercised Stock Warrants.

ANTIDILUTION PROVISIONS

     The exercise price payable and the number of shares of Common Stock purchasable upon the exercise of each Stock Warrant will be subject to adjustment in certain events, including (i) the issuance of a stock dividend to holders of Common Stock or a combination, subdivision or reclassification of Common Stock; (ii) the issuance of Common Stock or of rights, warrants or options to all holders of the Company's Common Stock entitling the holders thereof to purchase Common Stock for an aggregate consideration per share less than 95 percent of the current market price per share of Common Stock; or (iii) any distribution by the Company to the holders of its Common Stock of evidences of indebtedness of the Company or of assets (excluding cash dividends or distributions payable out of consolidated earnings and earned surplus and dividends or distributions referred to in (i) above). In lieu of adjusting the number of shares of Common Stock purchasable upon exercise of each Stock Warrant, the Company may elect to adjust the number of Stock Warrants. No adjustment in the number of shares purchasable upon exercise of the Stock Warrants will be required until cumulative adjustments require an adjustment of at least 1 percent thereof. The Company may, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of Stock Warrants, but the Company will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, sale or conveyance of the property of the Company as an entirety or substantially as an entirety, the holder of each outstanding Stock Warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which such Stock Warrants were exercisable immediately prior thereto.

NO RIGHTS AS STOCKHOLDERS

     Holders of Stock Warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors of the Company or any other matter, or to exercise any rights whatsoever as stockholders of the Company.

                          DESCRIPTION OF DEBT WARRANTS

     The Company may issue, together with Debt Securities or separately, Debt Warrants for the purchase of Debt Securities. If the Debt Warrants are issued together with any Debt Securities, they may be attached to or separate from such Debt Securities. The Offered Debt Warrants are to be issued under a Debt Warrant Agreement (the "Debt Warrant Agreement") to be entered into between the Company and a bank or trust company, as Warrant Agent (the "Debt Warrant Agent") and may be issued in one or more series, all as shall be set forth in the Prospectus Supplement relating thereto. The forms of the Debt Warrant Agreement and the certificates for the Debt Warrants are filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Debt Warrant Agreement and Debt Warrants do not purport to be complete, and such summaries are subject to the detailed provisions of the Debt Warrant Agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein, and for other information regarding the Debt Warrants. References under this caption are to the Debt Warrant Agreement. Wherever particular provisions of the Debt Warrant Agreement are referred to, such provisions are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference.

GENERAL

     Reference is made to the Prospectus Supplement for the following terms of and information relating to the Debt Warrants: (i) the price at which the Debt Warrants will be issued; (ii) the currency or composite currency for which the Debt Warrants may be purchased; (iii) the designation, aggregate principal amount, currency or composite currency and terms of the Debt Securities that may be purchased upon exercise of the Debt Warrants; (iv) if applicable, the designation and terms of the Debt Securities with which the Debt Warrants are issued and the number of Debt Warrants issued with each of such Debt Securities;
(v) if applicable, the date on and after which the Debt Warrants and the related Debt Securities will be separately transferable; (vi) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant and the price at which and the currency or composite currency in which such principal amount of Debt Securities may be purchased upon such exercise; (vii) the date on which the right to exercise the Debt Warrants shall commence and the date (the "Debt Warrant Expiration Date") on which such right shall expire or, if the Debt Warrants are not continuously exercisable throughout such period, the specific date or dates on which they will be exercisable (each, a "Debt Warrant Exercise Date," which term shall also mean, with respect to Debt Warrants continuously exercisable for a period of time, every date during such period); (viii) whether the Debt Warrant certificates representing the Debt Warrants (the "Debt Warrant Certificates") will be in registered form ("Registered Warrants") or bearer form ("Bearer Warrants") or both; (ix) any applicable United States federal income tax consequences; (x) the identity of the Debt Warrant Agent in respect of the Debt Warrants; (xi) the proposed listing, if any, of the Debt Warrants or the Debt Securities purchasable upon exercise thereof on any securities exchange; and (xii) any other terms of the Debt Warrants.

     Registered Warrants of each series will be evidenced by Debt Warrant Certificates in registered form, and Bearer Warrants of each series will be evidenced by a global Debt Warrant Certificate in bearer form (the "Global Debt Warrant Certificate"). Bearer Warrants will not be issued in definitive form. The Global Debt Warrant Certificate will be deposited with a common depositary for Euro-clear and Cedel, for credit to the accounts of the purchasers of the Bearer Warrants on the related date of issue. (Sections 1.02 and 1.03)

     Subject to the terms of the Debt Warrant Agreement, Registered Warrants may be presented for exchange and for registration of transfer (with the form of transfer endorsed thereon duly executed) at the corporate trust office of the Debt Warrant Agent for such series of Debt Warrants (or any other office indicated in the Prospectus Supplement relating to such series of Debt Warrants) without service charge and upon payment of any taxes and other governmental charges as described in the relevant Debt Warrant Agreement. (Section 4.01)

     Bearer Warrants will not be offered, sold, resold or delivered, directly or indirectly, at any time, in the United States or to United States persons other than to offices located outside the United States of certain United States financial institutions. Purchasers of Bearer Warrants will be subject to certification procedures and may be affected by certain limitations under United States federal income tax laws in connection with the exercise of their Debt Warrants. See "Limitations on Issuance of Bearer Debt Securities and Bearer Warrants."

EXERCISE OF DEBT WARRANTS

     Each Debt Warrant will entitle the Holder to purchase for cash such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement. Debt Warrants may be exercised at any time up to the close of business on the Debt Warrant Expiration Date set forth in the Prospectus Supplement. After the close of business on the Debt Warrant Expiration Date (or such later date to which the Debt Warrant Expiration Date may be extended by the Company), unexercised Debt Warrants will become void. (Section 2.02)

     Subject to any restrictions and additional requirements that may be set forth in the Prospectus Supplement, Registered Warrants may be exercised by delivery to the Debt Warrant Agent of the Debt Warrant Certificate evidencing such Registered Warrants properly completed and duly executed and of payment as provided in the Prospectus Supplement of the amount required to purchase the Debt Securities purchasable upon such exercise. (Section 2.03) Subject to any such restrictions and additional requirements, Bearer Warrants may be exercised by the beneficial owner thereof delivering to Euro-clear or Cedel a duly completed exercise letter, in the form obtainable from Euro-clear or Cedel or the Debt Warrant Agent, setting forth, among other things, instructions for payment as provided in the Prospectus Supplement on the date of exercise of the amount required to purchase the Debt Securities purchasable upon exercise of Bearer Warrants. Purchasers of Bearer Securities to be delivered upon exercise of the Bearer Warrants will be subject to certification procedures and may be affected by certain limitations under United States federal income tax laws. See "Limitations on Issuance of Bearer Debt Securities and Bearer Debt Warrants." The procedures to be followed in connection with the delivery of the exercise letter will be set forth in the Prospectus Supplement. The exercise price of Debt Warrants will be that price applicable on the date of receipt of payment in full of the requisite amount of funds, determined as set forth in the Prospectus Supplement. Upon receipt of such payment (plus payment of any accrued interest on the Debt Securities being purchased, from and including the immediately preceding interest payment date for such Debt Securities to and including the Debt Warrant Exercise Date (unless the Debt Warrant Exercise Date is after the record date, if any, but on or before the immediately succeeding interest payment date, if any, for the Debt Securities being purchased, in which case no accrued interest is payable in respect of Debt Securities to be issued as Registered Securities)) and upon either (i) surrender of such Debt Warrant Certificate at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement, in the case of Registered Warrants, or (ii) satisfaction of the certification procedures referred to above under "General," in the case of Bearer Warrants, the Company will, as soon as practicable, forward the Debt Securities purchasable upon such exercise. Only Registered Securities will be deliverable upon exercise of Registered Warrants. Registered Securities or, subject to the certification procedures referred to above under "General," Bearer Securities will be delivered upon exercise of Bearer Warrants, as may be specified in the exercise letter. If fewer than all of the Registered Warrants represented by a Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued representing the remaining number of Registered Warrants. (Section 2.03)

MODIFICATIONS

     The Debt Warrant Agreement and the terms of the Debt Warrants and the Debt Warrant Certificates may be amended by the Company and the Debt Warrant Agent, without the consent of the Holders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision therein or in any other manner which the Company may deem necessary or desirable and which will not adversely affect the interests of the Holders in any material respect. (Section 6.01)

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITION

     If at any time there shall be a merger or consolidation of the Company or transfer of substantially all of its assets as permitted under the Indentures, the successor Person thereunder shall succeed to and assume all obligations of the Company under the Debt Warrant Agreement and the Debt Warrant Certificates. (Section 3.04) See "Description of Debt Securities -- Certain Covenants of the Company."

ENFORCEABILITY OF RIGHTS OF DEBT WARRANTHOLDERS: GOVERNING LAW

     The Debt Warrant Agent will act solely as an agent of the Company in connection with the Debt Warrant Certificates and will not assume any obligation or relationship of agency or trust for or with any Holders of Debt Warrant Certificates or beneficial owners of Debt Warrants. (Section 5.02) Any Holder of Debt Warrant Certificates evidencing Registered Warrants and any beneficial owner of Bearer Warrants may, without the consent of the Debt Warrant Agent, any other Holder, the relevant Trustee, the Holder of any Debt Securities issued upon exercise of Debt Warrants or, if applicable, the common depositary for Euro-clear and Cedel, enforce by appropriate legal action, on its own behalf, its right to exercise the Debt Warrants evidenced by such Debt Warrant Certificates or the Global Debt Warrant Certificates evidencing such Bearer Warrants, as the case may be, in the manner provided therein and in the Debt Warrant Agreement. (Section 3.03) No Holder of any Debt Warrant Certificate or beneficial owner of any Debt Warrants evidenced thereby shall be entitled to any of the rights of a Holder of the Debt Securities purchasable upon exercise of such Debt Warrants, including, without limitation, the right to receive the payment of principal of or premium, if any, or interest, if any, on such Debt Securities or to enforce any of the covenants in the relevant Indenture. (Section 3.01) The Debt Warrants and each Debt Warrant Agreement will be governed by, and construed in accordance with the laws of the State of New York. (Section 6.04)

                     LIMITATIONS ON ISSUANCE OF BEARER DEBT
                      SECURITIES AND BEARER DEBT WARRANTS

     Except as may otherwise be provided in the Prospectus Supplement applicable thereto, in compliance with United States federal income tax laws and regulations, Debt Securities that are Bearer Securities (including Debt Securities in global form) will not be offered, sold, resold or delivered, directly or indirectly, in connection with their original issuance, and Debt Warrants that are Bearer Warrants will not be offered, sold, resold or delivered, directly or indirectly, at any time, in the United States or to United States persons (as defined below) other than to offices located outside the United States of United States financial institutions (as defined in United States Treasury Regulations Section 1.165-12(c)(1)(v)) that are purchasing for their own account or for the account of a customer and that agree in writing to comply with the requirements of Sections 165(j)(3)(A), (B) or (C) of the Internal Revenue Code and the regulations thereunder. Any underwriters, agents and dealers participating in the offerings of Bearer Securities or Bearer Warrants, directly or indirectly, must agree that (i) they will not, in connection with the original issuance of any Bearer Securities or during the period set forth in the Prospectus Supplement following the original issuance of such Bearer Securities offer, sell, resell or deliver, directly or indirectly, any Bearer Securities in the United States or to United States persons (other than the financial institutions described above) and (ii) they will not, at any time, offer, sell, resell or deliver, directly or indirectly, any Bearer Warrants in the United States or to United States persons (other than the financial institutions described above). In addition, any such underwriters, agents and dealers must agree to send a written confirmation (i) to each purchaser from or through it of Bearer Securities in connection with their original issuance or during the period set forth in the Prospectus Supplement following the original issuance of such Bearer Securities and (ii) to each purchaser from or through it of a Bearer Warrant at any time, and Euro-clear or Cedel, as the case may be, must send a written confirmation to each purchaser of Bearer Securities upon exercise of Bearer Warrants, in every case confirming that such purchaser represents that it is not a United States person or, if it is a United States person, that it is a financial institution described above purchasing for its own account or the account of a customer and, if such person is a dealer, that it will send similar confirmations to purchasers from it.

     Bearer Securities (other than temporary global Debt Securities) and any Coupons appertaining thereto will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in such legend provide that a United States person (other than a United States financial institution described above or

United States person holding through such a financial institution) who holds a Bearer Security or Coupon will not be allowed to deduct any loss realized on the sale, exchange or redemption of such Bearer Security and any gain (which might otherwise be characterized as capital gain) recognized on such sale, exchange or redemption will be treated as ordinary income.

     As used herein, "United States person" means a citizen, national or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

                              PLAN OF DISTRIBUTION

     The Company may sell the Securities in the following ways: (i) through agents; (ii) through underwriters; (iii) through dealers; and (iv) directly to purchasers.

     Offers to purchase the Securities may be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If any underwriters are utilized in the sale, the Company will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales to the public of the Securities in respect of which this Prospectus is delivered.

     If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.

     Agents, dealers and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

     The Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

     If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase the Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such offers.

                                    EXPERTS

     The consolidated financial statements and schedules of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Ernst & Young, independent auditors, as set forth in their report included therein and incorporated herein by reference. The financial statements and schedules referred to above are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Offered Securities will be passed upon for the Company by William G. Von Glahn, Senior Vice President and General Counsel of the Company, and for the Underwriters by Davis Polk & Wardwell, New York, New York.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses payable by the Company in connection with the Securities being registered hereby. All of the fees set forth below are estimates except for the SEC registration fee, the NASD fee and the NYSE listing fee.

    Securities and Exchange Commission Filing Fee...............................  $9,191
    NASD Filing Fee.............................................................
    Rating Agency Fees..........................................................
    Blue Sky Fees and Expenses..................................................
    Trustees' Fees and Expenses.................................................
    Printing Fees and Expenses..................................................
    Accounting Fees and Expenses................................................
    New York Stock Exchange Listing Fee.........................................
    Legal Fees and Expenses.....................................................
    Miscellaneous...............................................................
                                                                                  -------
                                                                                     ---
              Total.............................................................  $
                                                                                  ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company, a Delaware corporation, is empowered by Section 145 of the General Corporation Law of the State of Delaware, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending or completed action, suit or proceeding in which such person is made party by reason of their being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. The By-laws of the Company provide for indemnification by the Company of its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. In addition, the Company has entered into indemnity agreements with its directors and certain officers providing for, among other things, the indemnification of and the advancing of expenses to such individuals to the fullest extent permitted by law, and to the extent insurance is maintained, for the continued coverage of such individuals.

     Policies of insurance are maintained by the Company under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of such actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

     The Declaration of each Williams Trust provides that no Institutional Trustee or any of its affiliates, Delaware Trustee or any of its affiliates, or officer, director, shareholder, member, partner, employee, representative custodian, nominee or agent of the Institutional Trustee or the Delaware Trustee (each a "Fiduciary Indemnified Person"), and no Regular Trustee, affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee, or any employee or agent of such Williams Trust or its affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to such Williams Trust, any Affiliate of such Williams Trust or any holder of securities issued by such Williams Trust, or to any officer, director, shareholder, partner, member, representative, employee or agent of such Williams Trust or its Affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of such Williams Trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such Declaration or by law, except that a Fiduciary Indemnified Person or a Company Indemnified Person shall be liable for any loss, damage or claim incurred by reason of such Fiduciary Indemnified Person's or Company Indemnified Person's gross negligence (or in the case of a Fiduciary Indemnified Person, negligence) or willful misconduct with respect to such acts or omissions. The Declaration of each Williams Trust also provides that, to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such Williams Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Williams Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Declaration of each Williams Trust also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of such Williams Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Williams Trust and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Williams Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration of each Williams Trust further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by the Company in advance of the final disposition of such action, suit or preceding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the Declaration. The directors and officers of the Company and the Regular Trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company or the Williams Trusts. Any agents, dealers or underwriters who execute any of the agreements filed as Exhibit 1.1 to this Registration Statement will agree to indemnify the Company's directors and their officers and the Williams Trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to the Company or any of the Williams Trusts by or on behalf of any such indemnifying party.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS.

     (a) Exhibits

 **1.1   --   Form of Underwriting Agreement for Trust Preferred Securities
  *1.2   --   Form of Underwriting Agreement (filed as Exhibit 1.1 to the Form S-3 Registration
              Statement No. 33-33294 filed February 2, 1990).
  *1.3   --   Form of Distribution Agreement (filed as Exhibit 1.2 to the Form S-3 Registration
              Statement No. 33-33294 filed February 2, 1990).
  *4.1   --   Form of Senior Debt Indenture (filed as Exhibit 4.1 to the Form S-3 Registration
              Statement No. 33-33294 filed February 2, 1990).

  *4.2   --   Form of Subordinated Debt Indenture (filed as Exhibit 4.2 to the S-3 Registration
              Statement No. 33-33294 filed February 2, 1990).
  *4.3   --   Form of Floating Rate Senior Note (filed as Exhibit 4.3 to the S-3 Registration
              Statement No. 33-33294 filed February 2, 1990).
  *4.4   --   Form of Fixed Rate Senior Note (filed as Exhibit 4.4 to the S-3 Registration
              Statement No. 33-33294 filed February 2, 1990).
  *4.5   --   Form of Floating Rate Subordinated Note (filed as Exhibit 4.5 to the S-3
              Registration Statement No. 33-33294 filed February 2, 1990).
  *4.6   --   Form of Fixed Rate Subordinated Note (filed as Exhibit 4.6 to the S-3 Registration
              Statement No. 33-33294 filed February 2, 1990).
  *4.7   --   Form of Debt Warrant Agreement (filed as Exhibit 4.7 to the Form S-3 Registration
              Statement No. 33-33294 filed February 2, 1990).
  *4.8   --   Form of Stock Warrant Agreement (filed as Exhibit 4.8 to the Form S-3 Registration
              Statement No. 33-49835 filed July 27, 1993).
  *4.9   --   Restated Certificate of Incorporation of the Company (filed as Exhibit 4(a) to
              Form 8-B Registration Statement filed August 20, 1987).
  *4.10  --   Certificate of designation with respect to $2.21 Cumulative Preferred Stock (filed as Exhibit 4.3 to the Registration Statement on Form S-3 filed August 19, 1992).
  *4.11  --   Certificate of Increase of Authorized Number of Shares of Series A Junior
              Participating Preferred Stock (filed as Exhibit 3(c) to Form 10-K for the year ended December 31, 1988).
  *4.12  --   Amended and Restated Rights Agreement, dated as of February 6, 1996, between the
              Company and First Chicago Trust Company of New York (filed as Exhibit 4 to Form
              8-K, dated January 24, 1996).
  *4.13  --   By-laws of the Company (filed as Exhibit 4(b) to Form 8-B Registration Statement, filed August 20, 1987).
 **4.14  --   U.S. $1,000,000,000 Credit Agreement, dated as of December 20, 1996, among the
              Company and the lenders named therein and Citibank, N.A., as agent.
  *4.15  --   Form of Senior Debt Indenture between the Company and Chemical Bank,
              Trustee,relating to the 10 1/4% Debentures, due 2020; the 9 3/8% Debentures, due
              2021; the 8 1/4% Notes, due 1998; and Medium-Term Notes (8.50%-9.31%), due 1996
              through 2001; the 7 1/2% Notes, due 1999, and the 8 7/8% Debentures, due 2012
              (filed as Exhibit 4.1 to Form S-3 Registration Statement No. 33-33294, filed
              February 2, 1990).
 **4.16  --   Certificate of Trust of Williams Capital I
 **4.17  --   Certificate of Trust of Williams Capital II
 **4.18  --   Form of Amended and Restated Declaration of Trust for Williams Capital I
 **4.19  --   Form of Amended and Restated Declaration of Trust for Williams Capital II
 **4.20  --   Form of Indenture between The Williams Companies, Inc. and The Chase Manhattan
              Bank, as Trustee
 **4.21  --   Form of Preferred Security (included in Exhibit 4.22)
 **4.22  --   Form of Common Security (included in Exhibit 4.23)
 **4.23  --   Form of Guarantee with respect to the Preferred Securities of Williams Capital I
 **4.24  --   Form of Guarantee with respect to the Preferred Securities of Williams Capital II
 **4.25  --   Form of Junior Subordinated Debt Securities (included in Exhibit 4.24)
 **5.1   --   Opinion of Morris, James, Hitchens & Williams
 **8.1   --   Opinion of Davis Polk & Wardwell

**12.1   --   Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock
              Dividends of The Williams Companies, Inc.
  23.1   --   Consent of Ernst & Young LLP, Independent Certified Public Accountants
**23.2   --   Consent of Morris, James, Hitchens & Williams (included in Exhibit 5.1)
**23.3   --   Consent of Davis Polk & Wardwell (included in Exhibit 8.1)
  24.1   --   Powers of Attorney of certain directors
**25.1   --   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The
              Chase Manhattan Bank, as Trustee under the Indenture for Junior Subordinated
              Debentures
**25.2   --   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The
              Chase Manhattan Bank, as Trustee under the Declaration of Trust of Williams
              Capital I
**25.3   --   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The
              Chase Manhattan Bank, as Trustee under the Declaration of Trust of Williams
              Capital II
**25.4   --   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The
              Chase Manhattan Bank, as Guarantee Trustee under the Preferred Securities
              Guarantee of The Williams Companies, Inc. for the benefit of the holders of
              Preferred Securities of Williams Capital I
**25.5   --   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The
              Chase Manhattan Bank, as Guarantee Trustee under the Preferred Securities
              Guarantee of The Williams Companies, Inc. for the benefit of holders of Preferred
              Securities of Williams Capital II
**25.6   --   Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Chase Manhattan Bank as Trustee under the Senior Debt Indenture
**25.7   --   Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Chase Manhattan Bank, as Trustee under the Subordinated Debt
              Indenture.

---------------

 * Each such exhibit has heretofore been filed with the Securities and Exchange Commission as part of the filing indicated and is incorporated herein by reference.
** To be filed by Amendment.

ITEM 17.  UNDERTAKING.

     The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) to include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by The Williams Companies, Inc. pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of The Williams Companies Inc.'s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the Registrants have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, The Williams Companies, Inc. hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 31st day of January, 1997.

                                          THE WILLIAMS COMPANIES, INC.

                                          By       /s/ JACK D. MCCARTHY
                                            ------------------------------------
                                            Name: Jack D. McCarthy
                                            Title: Senior Vice
                                             President -- Finance

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 31st day of January, 1997.

                 SIGNATURE                                          TITLE
--------------------------------------------     --------------------------------------------

                     *                           Chairman of the Board, President, Chief
--------------------------------------------       Executive Officer (Principal Executive
              Keith E. Bailey                      Officer) and Director

                     *                           Senior Vice President -- Finance (Principal
--------------------------------------------       Financial Officer)
              Jack D. McCarthy

                     *                           Controller (Principal Accounting Officer)
--------------------------------------------
               Gary R. Belitz

                     *                           Director
--------------------------------------------
                Glenn A. Cox

                     *                           Director
--------------------------------------------
            Thomas H. Cruikshank

                     *                           Director
--------------------------------------------
            Patricia L. Higgins

                     *                           Director
--------------------------------------------
            Robert J. LaFortune

                     *                           Director
--------------------------------------------
               James C. Lewis

                     *                           Director
--------------------------------------------
            Jack A. MacAllister

                     *                           Director
--------------------------------------------
              James A. McClure

                     *                           Director
--------------------------------------------
              Peter C. Meinig

                 SIGNATURE                                          TITLE
--------------------------------------------     --------------------------------------------

                     *                           Director
--------------------------------------------
                 Kay A. Orr

                     *                           Director
--------------------------------------------
              Gordon R. Parker

                     *                           Director
--------------------------------------------
             Joseph H. Williams

*By: /s/ SHAWNA BARNARD
--------------------------------------------
Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Williams Capital I and Williams Capital II each hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 31st day of January, 1997.

                                          WILLIAMS CAPITAL I

                                          By:      /s/ JACK D. MCCARTHY
                                            ------------------------------------
                                                Jack D. McCarthy, as Trustee

                                          By:        /s/ JAMES G. IVEY
                                            ------------------------------------
                                                 James G. Ivey, as Trustee

                                          WILLIAMS CAPITAL II

                                          By:      /s/ JACK D. MCCARTHY
                                            ------------------------------------
                                                Jack D. McCarthy, as Trustee

                                          By:        /s/ JAMES G. IVEY
                                            ------------------------------------
                                                 James G. Ivey, as Trustee

                                 EXHIBIT INDEX

                                                                                     SEQUENTIALLY
EXHIBIT                                                                                NUMBERED
NUMBER                               DESCRIPTION OF EXHIBITS                             PAGE
-------       ---------------------------------------------------------------------- -------------
  *1.1     -- Form of Underwriting Agreement for Trust Preferred Securities
  *1.2     -- Form of Underwriting Agreement (filed as Exhibit 1.1 to the Form S-3
              Registration Statement No. 33-33294 filed February 2, 1990).
  *1.3     -- Form of Distribution Agreement (filed as Exhibit 1.2 to the Form S-3
              Registration Statement No. 33-33294 filed February 2, 1990).
  *4.1     -- Form of Senior Debt Indenture (filed as Exhibit 4.1 to the Form S-3
              Registration Statement No. 33-33294 filed February 2, 1990).
  *4.2     -- Form of Subordinated Debt Indenture (filed as Exhibit 4.2 to the S-3
              Registration Statement No. 33-33294 filed February 2, 1990).
  *4.3     -- Form of Floating Rate Senior Note (filed as Exhibit 4.3 to the S-3
              Registration Statement No. 33-33294 filed February 2, 1990).
  *4.4     -- Form of Fixed Rate Senior Note (filed as Exhibit 4.4 to the S-3
              Registration Statement No. 33-33294 filed February 2, 1990).
  *4.5     -- Form of Floating Rate Subordinated Note (filed as Exhibit 4.5 to the
              S-3 Registration Statement No. 33-33294 filed February 2, 1990).
  *4.6     -- Form of Fixed Rate Subordinated Note (filed as Exhibit 4.6 to the S-3
              Registration Statement No. 33-33294 filed February 2, 1990).
  *4.7     -- Form of Debt Warrant Agreement (filed as Exhibit 4.7 to the Form S-3
              Registration Statement No. 33-33294 filed February 2, 1990).
  *4.8     -- Form of Stock Warrant Agreement (filed as Exhibit 4.8 to the Form S-3
              Registration Statement No. 33-49835 filed July 27, 1993).
  *4.9     -- Restated Certificate of Incorporation of the Company (filed as Exhibit
              4(a) to Form 8-B Registration Statement filed August 20, 1987).
  *4.10    -- Certificate of designation with respect to $2.21 Cumulative Preferred
              Stock (filed as Exhibit 4.3 to the Registration Statement on Form S-3
              filed August 19, 1992).
  *4.11    -- Certificate of Increase of Authorized Number of Shares of Series A
              Junior Participating Preferred Stock (filed as Exhibit 3(c) to Form
              10-K for the year ended December 31, 1988).
  *4.12    -- Amended and Restated Rights Agreement, dated as of February 6, 1996, between the Company and First Chicago Trust Company of New York (filed as Exhibit 4 to Form 8-K, dated January 24, 1996).
  *4.13    -- By-laws of the Company (filed as Exhibit 4(b) to Form 8-B Registration
              Statement, filed August 20, 1987).
 **4.14    -- U.S. $1,000,000,000 Credit Agreement, dated as of December 20, 1996, among the Company and the lenders named therein and Citibank, N.A., as agent.
  *4.15    -- Form of Senior Debt Indenture between the Company and Chemical Bank,
              Trustee, relating to the 10 1/4% Debentures, due 2020; the 9 3/8%
              Debentures, due 2021; the 8 1/4% Notes, due 1998; and Medium-Term
              Notes (8.50%-9.31%), due 1996 through 2001; the 7 1/2% Notes, due
              1999, and the 8 7/8% Debentures, due 2012 (filed as Exhibit 4.1 to
              Form S-3 Registration Statement No. 33-33294, filed February 2, 1990).
 **4.16    -- Certificate of Trust of Williams Capital I
 **4.17    -- Certificate of Trust of Williams Capital II

                                                                                     SEQUENTIALLY
EXHIBIT                                                                                NUMBERED
NUMBER                               DESCRIPTION OF EXHIBITS                             PAGE
-------       ---------------------------------------------------------------------- -------------
 **4.18    -- Form of Amended and Restated Declaration of Trust for Williams Capital
              I
 **4.19    -- Form of Amended and Restated Declaration of Trust for Williams Capital
              II
 **4.20    -- Form of Indenture between The Williams Companies, Inc. and The Chase
              Manhattan Bank, as Trustee
 **4.21    -- Form of Preferred Security (included in Exhibit 4.22)
 **4.22    -- Form of Common Security (included in Exhibit 4.23)
 **4.23    -- Form of Guarantee with respect to the Preferred Securities of Williams
              Capital I
 **4.24    -- Form of Guarantee with respect to the Preferred Securities of Williams
              Capital II
 **4.25    -- Form of Junior Subordinated Debt Securities (included in Exhibit 4.24)
 **5.1     -- Opinion of Morris, James, Hitchens & Williams
 **8.1     -- Opinion of Davis Polk & Wardwell
**12.1     -- Computation of Ratio of Earnings to Combined Fixed Charges and
              Preferred Stock Dividends of The Williams Companies, Inc.
  23.1     -- Consent of Ernst & Young LLP, Independent Certified Public Accountants
**23.2     -- Consent of Morris, James, Hitchens & Williams (included in Exhibit
              5.1)
**23.3     -- Consent of Davis Polk & Wardwell (included in Exhibit 8.1)
  24.1     -- Powers of Attorney of certain directors
**25.1     -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Trustee under the Indenture for Junior Subordinated Debentures
**25.2     -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Trustee under the Declaration of Trust of Williams Capital I
**25.3     -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Trustee under the Declaration of Trust of Williams Capital II

                                                                                     SEQUENTIALLY
EXHIBIT                                                                                NUMBERED
NUMBER                               DESCRIPTION OF EXHIBITS                             PAGE
-------       ---------------------------------------------------------------------- -------------
**25.4     -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee under the
              Preferred Securities Guarantee of The Williams Companies, Inc. for the
              benefit of the holders of Preferred Securities of Williams Capital I
**25.5     -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee under the
              Preferred Securities Guarantee of The Williams Companies, Inc. for the
              benefit of holders of Preferred Securities of Williams Capital II
**25.6     -- Statement of Eligibility and Qualification under the Trust Indenture
              Act of 1939, as amended, of the Chase Manhattan Bank as Trustee under the Senior Debt Indenture
**25.7     -- Statement of Eligibility and Qualification under the Trust Indenture
              Act of 1939, as amended, of the Chase Manhattan Bank, as Trustee under the Subordinated Debt Indenture.

---------------

 * Each such exhibit has heretofore been filed with the Securities and Exchange Commission as part of the filing indicated and is incorporated herein by reference.
** To be filed by Amendment.